LEASE



                                     BETWEEN



                          SLOUGH ESTATES CANADA LIMITED
                                 (The Landlord)



                                       and



                              HAEMACURE CORPORATION
                                        &
                             HAEMACURE BIOTECH INC.
                                  (The Tenant)






BLDG NO: 1601              UNIT NO: 1

Address: 16771 St. Marie Boulevard, Kirkland, Quebec

Multi-Tenant Industrial Lease

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                                Table of Contents

ARTICLE 1  INTENT OF LEASE.....................................................1
     1.1   Intent of Lease.....................................................1
ARTICLE 2  LEASE AND POSSESSION OF THE LEASED PREMISES.........................1
     2.1   Lease of Premises...................................................1
     2.2   Possession..........................................................2
ARTICLE 3  TERM OF LEASE.......................................................2
     3.1   Commencement Date...................................................2
ARTICLE 4  MINIMUM RENT........................................................2
     4.1   Rental..............................................................2
     4.2   Place of Payment....................................................3
     4.3   Late Payment........................................................3
ARTICLE 5  OPERATING EXPENSES AND REAL ESTATE TAXES............................3
     5.1   Definition..........................................................3
     5.2   Exclusions..........................................................4
     5.3   Proportionate Share.................................................4
     5.4   Payment of the Operating Expenses...................................5
     5.5   Utilities...........................................................5
ARTICLE 6  TAXES...............................................................5
     6.1   Real Estate Taxes...................................................5
     6.2   Other Taxes.........................................................6
     6.3   Taxes on Goods and Services.........................................6
     6.4   Tax Contestation....................................................6
     6.5   Change of Taxation System...........................................7
ARTICLE 7  USE AND MAINTENANCE OF LEASED PREMISES..............................7
     7.1   Use.................................................................7
     7.2   Expenses with Respect to Leased Premises............................7
     7.3   Condition of Leased Premises........................................7
     7.4   Garbage.............................................................7
     7.5   Environmental Matters...............................................8
     7.6   Default by Tenant...................................................8
     7.7   Nuisance............................................................8
     7.8   Occupation of Leased Premises.......................................9



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ARTICLE 8  ALTERATIONS, REPAIRS, IMPROVEMENTS
             INSTALLATIONS AND ADDITIONS.......................................9
     8.1   Landlord's Work.....................................................9
     8.2   Consent of Landlord.................................................9
     8.3   Connections........................................................10
     8.4   Insurance and Waiver of Hypothec...................................10
     8.5   Changes Belonging to Landlord......................................10
ARTICLE 9  INSURANCE..........................................................11
     9.1   Tenant's Insurance.................................................11
     9.2   Landlord's Insurance...............................................11
     9.3   Conditions of Insurance Policies...................................12
     9.4   Reconstruction of Premises.........................................12
ARTICLE 10 ACCESS TO LEASED PREMISES..........................................12
     10.1  Inspection and Repairs.............................................12
     10.2  Visiting the Leased Premises.......................................12
ARTICLE 11 DAMAGE AND DESTRUCTION.............................................12
     11.1  Destruction of Leased Premises.....................................12
     11.2  Destruction of Building............................................13
     11.3  Proceeds of Insurance..............................................13
     11.4  No Obligation to Rebuild...........................................13
ARTICLE 12 EXPROPRIATION......................................................14
     12.1  Termination of Lease...............................................14
     12.2  No Obligation to Contest...........................................14
ARTICLE 13 INDEMNIFICATION....................................................14
     13.1  Non-Liability of Landlord..........................................14
     13.2  No Reduction.......................................................15
     13.3  Notice of Defect...................................................15
ARTICLE 14 SIGNS AND ADVERTISING..............................................15
     14.1  Consent of Landlord................................................15
ARTICLE 15 COMPLIANCE WITH LAWS AND INDEMNIFICATION...........................16
     15.1  Compliance with Laws...............................................16
     15.2  Indemnification of Landlord........................................16



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ARTICLE 16 SUBLET AND ASSIGNMENT..............................................16
     16.1  Consent of Landlord................................................16
     16.2  Presumed Sublet and Assignment.....................................17
     16.3  Offer to Landlord..................................................17
     16.4  Time Limit for Sublet and Assignment...............................17
     16.5  New Lease..........................................................17
     16.6  Sole Liability.....................................................18
     16.7  Approval of Advertising............................................18
ARTICLE 17 SUBORDINATION AND ATTORNMENT.......................................18
     17.1  Assignment by Landlord.............................................18
     17.2  Status Statement...................................................18
     17.3  Subordination......................................................18
     17.4  Signature of Documents.............................................18
ARTICLE 18 DEFAULT AND RECOURSE...............................................18
     18.1  Events of Default..................................................18
     18.2  Termination of Lease...............................................19
     18.3  Tenant's Right to Remedy Default...................................19
     18.4  Return of Leased Premises..........................................20
     18.5  Damages............................................................20
     18.6  Waiver.............................................................20
     18.7  Re-Letting of Leased Premises......................................20
     18.8  Indemnity..........................................................21
     18.9  Landlord's Right to Remedy Default.................................21
     18.10 Absence of Waiver..................................................21
     18.11 Remedies Generally.................................................21
     18.12 Deposit............................................................21
ARTICLE 19 INFORMATION........................................................21
     19.1  Information........................................................21
ARTICLE 20 OWNERSHIP..........................................................22
     20.1  Ownership..........................................................22
ARTICLE 21 NOTICE.............................................................22
     21.1  Procedure and Addresses............................................22
     21.2  Election of Domicile...............................................22
ARTICLE 22 EXPIRATION OF LEASE................................................22
     22.1  Termination of Lease...............................................22



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ARTICLE 23 UNAVOIDABLE DELAY..................................................23
     23.1  Unavoidable Delay..................................................23
ARTICLE 24 MODIFICATION OF LEASE AND PERFORMANCE BY THIRD PARTY...............23
     24.1  Modification of Lease..............................................23
     24.2  Publication........................................................23
     24.3  Performance by Third Party.........................................23
ARTICLE 25 MISCELLANEOUS......................................................24
     25.1  Successors and Assignees...........................................24
     25.2  No Partnership.....................................................24
     25.3  Cancellation of Previous Agreements................................24
     25.4  Jointly and Several Liability......................................24
     25.5  Brokerage Commission...............................................24
     25.6  Governing Laws.....................................................24
     25.7  Metric Conversions.................................................24
     25.8  Headings and Numbers...............................................24
     25.9  Interpretation.....................................................24
ARTICLE 26 SPECIAL PROVISIONS.................................................25
     26.1  Schedules..........................................................25
     26.2  English Language...................................................25

SCHEDULE "A" & "A-1"   PLANS OF PREMISES

SCHEDULE "B" & "B-1"   LANDLORD'S WORK

SCHEDULE "C"           STATUS STATEMENT

SCHEDULE "D"           RULES AND REGULATIONS

SCHEDULE "E"           OPTION TO EXPAND

SCHEDULE "F"           OPTION TO EXTEND AND RIGHT OF FIRST REFUSAL

SCHEDULE "G"           ENVIRONMENTAL STATUS





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                                      Lease

BETWEEN: SLOUGH ESTATES CANADA LIMITED, a legal person duly constituted according to law and having its head office at 40 King Street West, Suite 4803, in the City and District of Toronto, Province of Ontario, M5H 3Y2, herein acting and represented by James S. Appleyard its President, and by Robert G. Stewart its
               Vice-President of Leasing, duly authorized for the purposes hereof;

                          (hereinafter referred to as the "Landlord")

AND: HAEMACURE CORPORATION, a legal person duly constituted under the laws of Canada, having its head office and its principal place of business at Pte-Claire, Quebec, herein acting and represented by Marc Paquin, its President/PDG CEO, duly authorized for the purposes hereof in virtue of a resolution of its Board of Directors adopted at a meeting held on the __________, 1994; and HAEMACURE BIOTECH INC, a legal person duly constituted under the laws of Canada, having its head office and its principal place of business at Pte-Claire, Quebec herein acting and represented by Marc Paquin, its President/PDG CEO, duly authorized for the purposes hereof in virtue of a resolution of its Board of Directors adopted at a meeting held on the __________, 1994.

                           (hereinafter referred to as the "Tenant")

THE PARTIES HERETO MUTUALLY AGREE AS FOLLOWS:

                                    ARTICLE 1

                                 INTENT OF LEASE

1.1 Intent of Lease. It is the intent of the parties to this lease (the "Lease") that it be totally net to the Landlord. The Landlord shall therefore not be liable for any costs or expenses of any nature whatsoever relating to the Land, Building or the Premises (as those terms are hereinafter defined) or the use and occupancy thereof, or the contents thereof, or the business carried on therein, and the Tenant shall be solely responsible for any such costs, charges, expenses and outlays, as well as for its Proportionate Share of the Operating Expenses and Real Estate Taxes (as those terms are hereinafter defined), except as expressly otherwise provided herein. Any obligation which is not expressly declared herein to be that of the Landlord shall be deemed to be the obligation of the Tenant who must perform same at its expense.

                                    ARTICLE 2

                   LEASE AND POSSESSION OF THE LEASED PREMISES

2.1 Lease of Premises. The Landlord hereby leases to the Tenant, present and accepting, that certain part of the building located at 16771 St Marie Boulevard, in the City of Kirkland, Province of Quebec (the "Building"), having an office and warehouse area of approximately FIFTEEN THOUSAND ONE HUNDRED and FORTY-NINE square feet (15,149 sq. ft.), the whole as outlined in red on the floor plan attached hereto as Schedule "A" (hereinafter referred to as either the "Leased Premises" or the "Premises")


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               situated  on a  parcel  of the land  (the  "Land")  and  exterior parking area for a minimum of thirty (30) spaces for use by Tenant's employees and visitor vehicles in common with other tenants, together with required landscaped areas in front of the Premises and the right to use with others the driveways to access the Leased Premises (the said Building and Land are hereinafter referred to as the "Property"). Should space be available, the Tenant may park up to an additional ten (10) cars. Landlord agrees to provide Tenant with two (2) parking spaces for every one thousand (1,000) square feet of usable space leased to Tenant during the Term of the Lease and any option periods. The rentable area shall be calculated in accordance with BOMA standards and shall be subject to final measurement by Landlord's architect.

2.2 Possession. The taking of possession of the Premises by the Tenant shall be conclusive evidence that they were in good order and condition unless the Tenant gives the Landlord notice in writing within sixty (60) days thereafter of any deficiencies in the condition thereof, except defects in such portion of the Premises or the systems which by their nature, would not become apparent for a longer period of time.

                                    ARTICLE 3

                                  TERM OF LEASE

3.1 Commencement Date. This Lease shall commence on the First (1st) day of November, 1994 or on such later date upon which the Landlord's Work stipulated in section 8.1 hereof shall have been substantially completed or would have been substantially completed (save only for such of the Landlord's Work which must be done in conjunction with or subsequent to the Tenant's work) had the Tenant not delayed the Landlord's Work (the later of such dates being hereinafter referred as the "Commencement Date") and shall terminate on the later of the Thirtieth (30th) day of October, 2004, or the date which is ten (10) years following the Commencement Date unless terminated earlier in the manner hereinafter set forth (the "Term").

                                    ARTICLE 4

                                  MINIMUM RENT

4.1 Rental. During the Term of the Lease, the Tenant shall pay to Landlord the following Minimum Rent without any reduction, deduction or compensation of any nature whatsoever except as expressly otherwise provided herein (the "Minimum Rent"):

               4.1.1 for the period from the First (1st) day of November, 1994, until the last day of July, 1999, an annual minimum rent calculated on a net rate for the rentable area of the Premises of NINE and ---50/100 Dollars per square foot ($9.50 per sq. ft.) per year, payable in advance in monthly installments of ELEVEN THOUSAND NINE HUNDRED and NINETY-TWO and---96/100 Dollars ($11,992.96) each, on the first day of each month;

               4.1.2 for the period from the First (1st) day of August, 1999 until the last day of October, 1999, an annual minimum rent calculated on a net rate for the rentable area of the Premises of TWO and --00/100 Dollars per square foot



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                              ($2.00 per sq.  ft.) per year,  payable in advance
                              in monthly installments of TWO THOUSAND FIVE HUNDRED and TWENTY-FOUR and ---83/100 Dollars ($2,524.83) each, on the first day of each month.

               4.1.3 for the period from the First (1st) day of November, 1999 until the last day of October, 2004, an annual minimum rent calculated on a net rate for the rentable area of the Premises of NINE and ---50/100 Dollars per square foot ($9.50 per sq. ft.) per year, payable in advance in monthly installments of ELEVEN THOUSAND NINE HUNDRED and NINETY-TWO and --96/100 Dollars ($11,992.96) each, on the first day of each month.

4.2 Place of Payment. The Minimum Rent shall be paid by the Tenant to the Landlord at the address indicated in Article 21 of this Lease or at any other location in Quebec or Ontario indicated by written notice of the Landlord to the Tenant, or to any agent or representative of the Landlord in the Province of Quebec or Ontario, as may be designated from time to time by written notice of the Landlord to the Tenant.

4.3 Late Payment. Unless otherwise stipulated herein, should the Landlord or the Tenant default in the payment, when due, of any amount whatsoever due under this Agreement, the overdue amount shall bear interest at the prime rate of the bank of the Landlord plus two percent (2%) per annum, calculated from the due date thereof until full payment is made, without prejudice to the other rights of the parties to this Lease.

                                    ARTICLE 5

                    OPERATING EXPENSES AND REAL ESTATE TAXES

5.1 Definition. "Operating Expenses" means all costs, disbursements and expenses of whatever nature whatsoever, relating to the operation, maintenance, repair, replacement, operating, surveillance, supervision and management of the Property and without limiting the generality of the foregoing, includes the following:

               5.1.1 the costs of all goods and services furnished, employed or used in the operation, maintenance, repair, surveillance and supervision of the Property;

               5.1.2 the costs related to the maintenance of public order and security service;

               5.1.3          the costs  related to the  regular  fumigation  of
                              pesticides and other such substances, in accordance with the maintenance of good sanitary conditions;

               5.1.4 the costs related to the lay-out, maintenance, repair and decoration of the Property including snow removal, as well as landscaping;

               5.1.5 the cost of all repairs and maintenance of the Property as well as the replacement of all equipment, apparatus, machinery or other property of the Building excluding major repairs, repairs of a structural nature and replacements and repairs resulting from insured risks



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                              (with  the  exception  of  all  deductibles  which
                              remain the Tenant's responsibility);

               5.1.6 the cost of any modification and improvement to the Property including the machinery and equipment situated therein as well as the cost of all modifications, additions of equipment and specialized services whenever such equipment, modifications, materials or improvements are required by law. Landlord warrants however that the properties conform to all requirements of law as of the Commencement Date, but makes no warranties as to the items installed by the Tenant or modifications or improvements required due to the specialized use or equipment of the Tenant.

               5.1.7 the actual cost of all insurance policy premiums with respect to the Property to which the Landlord or the Tenant may subscribe in accordance with the provisions of Article 9 hereof or as may be required by the Landlord's creditors;

               5.1.8 any goods and services tax (GST) and any other similar tax which may take effect before or during the Term of the Lease or, as the case may be, during any renewal thereof, imposed by virtue of any federal, provincial, municipal, school or other legislation or regulation and paid by the Landlord or the Tenant with respect to any of the items comprising the Operating Expenses;

               5.1.9 administrative cost equal to fifteen percent (15%) of all Operating Expenses incurred by the Landlord with respect to the Property and Real Estate Taxes.

5.2            Exclusions.   The  following   items  shall  be,   however,   the
               responsibility of the Landlord to the complete exoneration of the
               Tenant:

               5.2.1 the Landlord's income tax, capital tax and personal taxes, the principal and interest of payments of hypothec charging the Property, financing charges, interest, fees and penalties attributable to the Landlord's tardiness; and

               5.2.2 damages, interest, fees, fines and penalties imposed on the Landlord and resulting from its fault or from the non-performance by the Landlord of any obligation which it undertook under the terms of any agreement concluded in respect of the Property.

               5.2.3 Landlord's original acquisition expenses, finance and/or mortgage costs, brokerage fees, ground rents, allowances or inducements paid to other tenants, repairs, debt, capital improvements, or capital expenditures the cost of which are the sole responsibility of the Landlord. Repairs and replacements of a capital nature shall be amortized over their useful life on a straight line basis in accordance with generally accepted accounting principles and the unamortized balance thereof shall bear interest at two (2%) percent above the prime rate of Landlord's principal bankers, from time to time in effect.

5.3 Proportionate Share. "Proportionate Share" means the proportion that the gross floor area of the Premises bears to the gross leasable floor area of the Building. The Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes can be adjusted, however, by the Landlord in terms of Real Estate Taxes, and insurance cost to take into consideration the value of the leasehold improvements made to the Premises or the number of parking areas used by the Tenant, the whole in an equitable and fair manner.

5.4 Payment of the Operating Expenses. The Tenant shall pay, without duplication, as additional rental in each Lease year, its Proportionate Share of all Operating Expenses. The amount payable by the Tenant under the provisions of this section shall be reasonably estimated by the Landlord in advance for each calendar year. The Tenant agrees to pay to the Landlord such amount in equal, monthly installments in advance during such period together with the minimum rental provided for in this Lease. Within a reasonable period of time after the end of the period for which such estimated payments have been made, the Landlord shall send the Tenant a statement showing the actual amount required to be paid under the provisions of this section. Overpayments or underpayments shall be adjusted within thirty
               (30) days after the delivery of the Landlord's statement. The Landlord estimates that the Tenants' Proportionate Share of Operating Expenses (excluding utilities) and Real Estate Taxes for 1994 will be $2.42 per gross square foot of the Premises and guarantees that the Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes for 1995 will not exceed $2.75 per gross square foot of the Premises.

5.5 Utilities. The Landlord will, subject to interruptions beyond its control, provide and permit the Tenant to use the electricity and other utility services serving the Property provided that the Tenant uses said services for the purposes for which they are intended. Such services will be charged to the Tenant as additional rent. Without limiting the generality hereof, the electricity consumed in the Premises will be invoiced monthly based on the current rate for electricity. The said amount will be subject to any increases in electricity rates charged by
               Hydro-Quebec (or any other authorities responsible for establishing electricity rates).

               The Landlord has a right at all time to verify the consumption of electricity in the Premises and if said consumption exceeds the capacity of electricity in the Premises, the Landlord may at its discretion and with reasonable prior notice to this effect, take the necessary measures to increase such capacity and all costs incurred by the Landlord in so doing, as well as an administration fee of fifteen percent (15%) of said costs, shall be borne by the Tenant and will be payable by the Tenant as additional rent upon receipt of an invoice, statement or demand letter for, from or on behalf of the Landlord and the electricity cost paid by the Tenant will be adjusted accordingly by the Landlord to take into account such additional use of electricity by the Tenant.

               If the Premises are not separately metered the Tenant agrees to pay for the capital costs and costs of installation and maintenance of all meters which will be installed by the Landlord at the Tenant's request in the Premises.

                                    ARTICLE 6

                                      TAXES

6.1 Real Estate Taxes. The Tenant shall pay, when due, throughout the Term of the Lease, its Proportionate Share of all property taxes



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               including municipal taxes, school taxes, taxes on non-residential immoveables, levies for local improvements, snow removal taxes, extraordinary and special assessments and any other levies, contributions, assessments and charges, whether of the same kind as the preceding or not, which may be levied, charged, imposed or
               assessed  by  any   governmental   authority   on  the   Property
               (hereinafter called the "Real Estate Taxes"). The amount payable by the Tenant under the provisions of this section shall be reasonably estimated by the Landlord in advance for each calendar year. The Tenant agrees to pay to the Landlord such amount in equal, monthly installments in advance during such period, together with the minimum rental provided for herein, within a reasonable period of time after the end of the period for which such estimated payments have been made. The Landlord shall send the Tenant a statement showing the actual amount required to be paid under the provisions of this section. Overpayments or underpayments shall be made within thirty (30) days after the delivery of the Landlord's statement.

6.2 Other Taxes. The Tenant shall pay, when due, all taxes, duties, impositions and fees other than the Real Estate Taxes and, in particular, the water tax, business tax, garbage tax and any tax presently or subsequently imposed on the business, improvements, equipment and facilities in the Leased Premises or the Building, as well as any tax, permit duty or any other imposition with respect to the business carried on therein or by reason of the use or occupation of the Leased Premises or any other part of the Property. If such taxes, duties, impositions or fees are imposed on the Landlord and paid by the latter, then the Landlord shall be entitled to be reimbursed immediately by the Tenant for such amounts so paid and to receive an amount equal to fifteen percent (15%) of such cost representing the Landlord's administration fees, upon written demand from the Landlord to this effect accompanied by supporting documentation, and the Tenant must also hold the Landlord harmless from all costs, interest or expenses, of any kind whatsoever, which may be related thereto.

6.3 Taxes on Goods and Services. The Tenant agrees and undertakes to pay to the Landlord the goods and services tax (GST) and/or any other similar tax which may take effect before or during the Term of the Lease or, as the case may be, during any renewal thereof, imposed by virtue of any federal, provincial, municipal, school or other legislation or regulation which the Landlord must collect or could be called upon to collect with respect to any rent paid or payable or any other amounts payable to the Landlord or for the benefit of the Landlord by virtue of this Lease or any property, services and/or supplies which the Landlord may furnish to the Tenant by virtue of this Lease or otherwise required by any governmental authority. Without limiting the generality of the foregoing, the Tenant undertakes to pay any goods and services tax (GST) and/or any other similar tax at the prescribed rate(s).

6.4 Tax Contestation. The Landlord shall not be required to undertake or to continue any contestation regarding the evaluation of the Leased Premises, the Building and the Land, or the imposition of Real Estate Taxes by a governmental authority, whether through judicial means or otherwise. In the event that the Landlord decides to undertake such contestation, it may, with the Tenant's consent, which consent shall not be unreasonably refused or delayed, settle, compromise, consent, renounce or otherwise decide regarding any contestation of the evaluation of the Leased Premises, the Building or the Land, or any claim, present or future, with respect to any Real Estate Taxes.

               All costs and expenses incurred by the Landlord in attempting to obtain a reduction of any evaluation of the Leased Premises, the Building or the Land, or of any Real Estate Taxes shall form part of the Operating Expenses. If, as a result of such contestation, the Landlord obtains a refund, it shall then pay the Tenant's Proportionate Share of such refund to the Tenant.

               Subject to the consent of the Landlord, which consent shall not be withheld without good reason, the Tenant may, at its expense, contest the evaluation of the Leased Premises or the imposition or the payment of the Real Estate Taxes. The Tenant shall keep the Landlord informed at all times of the progress of such contestation, but may not refrain from paying, in whole or in part, the Real Estate Taxes which are the subject of the contestation, on condition.

6.5 Change of Taxation System. If the system of real estate taxation presently in force is altered or varied or if in replacement of or in addition to the Real Estate Taxes presently imposed on the Leased Premises or the Property a new tax, assessment or imposition is levied or imposed upon the Property or if such tax is imposed on the Landlord or on income from the rental of the Leased Premises, then the term "Real Estate Taxes" shall include such new tax, assessment or imposition. Should any competent authority, at any time whatsoever, eliminate any tax, assessment or imposition forming part of the Real Estate Taxes, the Landlord shall eliminate such tax, assessment or imposition from the Real Estate Taxes.

                                    ARTICLE 7

                     USE AND MAINTENANCE OF LEASED PREMISES

7.1 Use. The Tenant shall use and occupy the Leased Premises solely as offices, laboratories and warehousing and for no other purpose provided such use complies with all applicable laws, by-laws, regulations or other governmental ordinances from to time to time in existence. The Landlord warrants that the Leased Premises comply with all applicable laws, by-laws, regulations or other governmental ordinances in existence as of the Commencement Date (excluding laboratories).

7.2 Expenses with Respect to Leased Premises . The Tenant shall assume and shall pay all expenses which it incurs pursuant to its obligations with respect to the use and maintenance of the Leased Premises under the terms of this Lease.

7.3 Condition of Leased Premises. The Tenant undertakes, at its expense, to keep and maintain in good state of repair, cleanliness, and in good condition the Leased Premises, alterations, improvements, facilities, additions, electrical and mechanical systems, and any other apparatus servicing or used by the Leased Premises. The Tenant undertakes to make use of the Leased Premises as a prudent administrator and to effect, without delay and at its expense, all repairs, other than major and structural repairs, necessary to keep and maintain the Leased Premises in a good state of repair, clean and in good condition, and, at the expiration of the Lease, to surrender the Leased Premises to the Landlord in the same condition, except for reasonable wear and tear.

7.4 Garbage. The Tenant undertakes to maintain the Leased Premises in sanitary condition, and to keep the Leased Premises and the Property free of refuse or garbage which might increase the risks of fire, cause unpleasant or nauseous odours or obstruct passageways.

7.5 Environmental Matters. The Tenant undertakes that no Hazardous Substances (as hereinafter defined) will be used, stored, processed, manufactured, handled or discharged on, under or from the Leased Premises, other than in the normal course of its business and that Tenant shall maintain during the Term of the Lease all necessary permits, licences, certificates, approvals, authorizations, registrations or the like required by any environmental law for the operation on the Leased Premises of the business of the Tenant, or any subtenant, assignee or other occupant of the Leased Premises or the Property. In addition, Tenant agrees that it shall be responsible for remedial of any environmental damage to the Leased Premises or the Property and the removal of any Hazardous Substance from the Leased Premises and that it will indemnify the Landlord for all costs, expenses, damages or liabilities (including without limitation, legal fees) directly or indirectly arising out of or attributable to non-compliance by the Tenant with any environmental laws or to the presence on, under or about the Leased Premises and the Property of any Hazardous Substance. The Tenant's liability and indemnity in this regard shall survive the termination of this Lease and/or any other extinguishment of the obligations of the Tenant hereunder

               The term "Hazardous Substances" as used herein shall mean substances or conditions that are prohibited, controlled or otherwise regulated or are otherwise hazardous in fact including, without limitation, contaminants, pollutants, toxic, dangerous or hazardous substances or materials, wastes, urea formaldehyde foam type of insulation, asbestos or asbestos-containing materials, polychlorinated biphenyl ("PCBs") or PCB contaminated fluids or equipment, explosives, radioactive substances, petroleum and associated products, underground storage tanks or surface impoundments.

               The Landlord shall be entitled during the Term of this Lease, at its option, to conduct, by itself or its consultants, inspections and/or environmental audits of the Leased Premises and the Property.

7.6 Default by Tenant. Should the Tenant fail to keep and maintain the Leased Premises in a good state of repair and in good condition, or to maintain the Leased Premises in sanitary condition, free of refuse as described above, and should the Tenant not conform, within a reasonable period of time in the given circumstances, to a notice to that effect given to the Tenant by the Landlord, the Landlord, and the Landlord's officers, employees, agents, contractors, workers and other representatives, shall be entitled, without any other prior notice, to enter the Leased Premises and to carry out, in the place of the Tenant and at the Tenant's expense, any repairs or other necessary action. The amount of such expenses plus a fifteen percent (15%) administration fee thereon shall be added to the rent payable by the Tenant, without prejudice to the Landlord's other rights and recourse hereunder.

               The Tenant hereby waives any claim against the Landlord, the Landlord's officers, employees, agents, contractors, workers and other representatives, and renounces to any compensation, indemnification, reduction of the rent or damages resulting directly or indirectly from any act of the Landlord or the Landlord's representatives performed under this Article, provided Landlord acts reasonably and without gross fault.

7.7 Nuisance. The Tenant shall not commit any act of a nature to be injurious to the rights of the Landlord and of the Landlord's other tenants. The Tenant shall cease such acts or activities upon receipt of written notice from the Landlord to this effect. The Landlord warrants that it will obtain a similar commitment from all other tenants of the Building.

7.8 Occupation of Leased Premises. From and after the Commencement Date, the Tenant shall physically occupy the Leased Premises and shall not leave same vacant. During the Term vacancy or failure to occupy shall not constitute a change of form or destination of the Leased Premises. If the Tenant vacates or fails to occupy the Leased Premises, the Tenant shall nevertheless be responsible for the payment of all rentals attributable to the Leased Premises and for all of its other obligations under the Lease.

                                    ARTICLE 8

                       ALTERATIONS, REPAIRS, IMPROVEMENTS
                           INSTALLATIONS AND ADDITIONS

8.1 Landlord's Work. Subject to reasons or conditions which are beyond the reasonable control of the Landlord, Landlord shall carry out the leasehold improvements set forth in Schedule "B" and "B-1" attached hereto (the "Landlord's Work"). All improvements in and to the Leased Premises other than those set out in Schedule "B" and "B-1" shall be the sole responsibility of the Tenant and shall be performed at the Tenant's sole cost and expense.

8.2 Consent of Landlord. Except for minor cosmetic changes that do not require a permit, which are hereby permitted without notice to or the consent of the Landlord, the Tenant shall not, without the prior written consent of the Landlord carry out any change, repair, improvement, installation or addition to the Leased Premises, either prior to or throughout the Term of the Lease said consent not to be unreasonably withheld or delayed. Any such change, repair, improvement, installation or addition to the Leased Premises shall be made in compliance with the following conditions:

               8.2.1 the Tenant shall use mechanical, electrical and plumbing contractors approved by the Landlord, which contractors shall be coordinated by the Landlord at the expense of the Tenant;

               8.2.2 for modifications requested by the Tenant, which are coordinated by the Landlord or are under its supervision, in accordance with the terms of this Lease, including those referred to in Article
                              8.2.1 thereof, the Tenant shall pay for all costs involved and shall pay to the Landlord an additional amount equal to fifteen percent (15%) of the total cost of alteration and changes (which costs comprise professional fees), in order to compensate Landlord for its supervision and coordination of said work;

               8.2.3 the Tenant undertakes to pay to the Landlord or its representatives for the above-mentioned work, within thirty (30) days of presentation of invoices therefore; and

               8.2.4 all plans and specifications must also be approved by the Quebec Department of Labour and Manpower as well as any other authority having jurisdiction in this matter.

8.3 Connections. Any connection to the electrical, plumbing or air-conditioning systems shall be considered as an alteration within the meaning of this Article 8.

8.4 Insurance and Waiver of Hypothec. The Tenant shall demand of any contractor or subcontractor not to commence any work whatsoever in the Leased Premises before submitting to the Landlord a waiver and an undertaking to release any hypothecs which may exist or arise as a result of work performed or materials supplied. Should such waiver or undertaking to release hypothecs not be furnished as required, the Landlord shall be entitled to order the immediate cessation of any work in progress or to be performed by such contractor or subcontractor in the Leased Premises.

               Should, however, a notice of legal hypothec be registered against the Leased Premises, the Tenant shall without delay obtain the discharge thereof or undertake the necessary steps or procedures to do same. Should said legal hypothec not be discharged within thirty (30) days of its registration, the Tenant shall immediately deposit with the Landlord an amount sufficient to cover the payment of such legal hypothec, capital, costs and interest, including costs and expenses incurred by the Landlord in respect of the legal hypothec. Should the Tenant fail to deposit the required amount, the Landlord may pay to the hypothecary creditor the amount claimed and obtain the discharge of the legal hypothec, notwithstanding any contestation or proceedings undertaken by the Tenant with regard thereto. The Tenant shall then repay to the Landlord such payment, capital, costs and interest, upon demand, with interest at the prime lending rate of the banker of the Landlord plus two percent (2%) per annum, calculated from the date of payment by the Landlord. Any deposit made by the Tenant to the Landlord as described herein above shall be held by the Landlord in trust until proof of the total discharge of such legal hypothec has been delivered to the Landlord.

               The Landlord shall also be entitled to require that any contractor or subcontractor performing work in the Leased
               Premises take out an insurance policy covering all public liability and property damage, of at least three million dollars ($3,000,000.00) in respect of its activities in the Building.

8.5 Changes Belonging to Landlord. During the entire Term of the Lease, the Tenant may not remove any alterations, repairs, improvements, installations and additions made in or to the Leased Premises or the Property without the prior written consent of the Landlord other than those items installed by the Tenant. All such alterations, repairs, improvements, installations and additions shall form part of the Leased Premises or the Building, become the property of the Landlord, and be returned by the Tenant along with the Leased Premises at the expiration of the Lease, with no compensation or indemnification whatsoever owed by the Landlord to the Tenant. However, should the Landlord so require, the Tenant shall, at the expiration of the Lease, remove in whole or in part such alterations, repairs, improvements, installations and additions which Landlord has not installed and/or not approved during the Term of this Lease, and the Tenant shall be required to surrender the Leased Premises in the same condition as when they were received except for normal wear and tear.

               Provided that it has acquitted all its obligations hereunder, the Tenant shall have the right, at the expiry of this Lease, to remove from the Leased Premises all its trade fixtures and other movable effects provided it repairs any damages caused by such removal.

               Any property left in the Leased Premises which belongs to the Tenant or to any other person which are left in the Leased Premises at the end of the term shall be deemed to have been abandoned in favour of the Landlord and the Landlord shall, at its discretion, dispose of such property without owing any compensation or indemnity whatsoever.

                                    ARTICLE 9

                                    INSURANCE

9.1 Tenant's Insurance. Throughout the Term of the Lease and any period of renewal thereof, the Tenant shall take out and keep in force the following insurance policies with insurance companies authorized to carry on business in the Province of Quebec:

               9.1.1 public liability insurance covering the business operated in the Leased Premises or with respect to the Leased Premises as well as their occupation and use, including coverage for property damage, injuries and death, in the minimum of Two Million Dollars ($2,000,000.00) per occurrence and any other higher amount reasonably required by the Landlord from time to time;

               9.1.2 all-risks and fire insurance with supplementary coverage, including coverage against leakage of the automatic sprinklers and other fire protection equipment, covering the furniture and other movable effects, equipment, inventory and securities, fixtures and leasehold improvements located in the Leased Premises as well as all other property located in or forming part of the Leased Premises, including all mechanical or electrical systems (or parts of such systems) installed by the Tenant in the Leased Premises, the whole for full replacement value (without depreciation), resulting from each occurrence;

               9.1.3 insurance against breakage of machinery in the Leased Premises where boilers or other pressure vessels are used in the Leased Premises, for a minimum amount of One Million Dollars ($1,000,000.00).

                              Each insurance policy shall name the Landlord as an additional insured person and contain a cross-liability clause. The Tenant shall replace any broken glass in the Premises howsoever caused with glass of the same type, thickness and quality unless caused by Landlord's negligence or fault.

9.2 Landlord's Insurance. The Landlord shall, at all times during the Term, take out and keep in force, an all-risks insurance against property damage, including damage arising from a flood or an earthquake for the full replacement value of the Building and the Improvements and facilities, including the leasehold improvements, the whole subject to the standard premiums and the Tenant shall pay its Proportionate Share of the cost thereof in accordance with 5.1.7 hereof.

               All indemnities under such insurance, paid as a consequence of a casualty affecting the Leased Premises, shall be paid to the Landlord.

9.3 Conditions of Insurance Policies. All of the Tenant's insurance policies relating to the Premises shall name the Landlord and/or the Tenant, as the case may be, and any other person which the Landlord may designate, as an additional insured person. Each comprehensive general public liability insurance policy shall contain a severance of interests clause or a cross-liability clause between the Landlord and the Tenant. All other policies referred to above shall contain a waiver of subrogation rights which the insurers of the Landlord or the Tenant may have against the Landlord or the Tenant, the insurers of the Landlord or the Tenant and the persons under the care and control of the Landlord and the Tenant.

               The Landlord or the Tenant, as the case may be, shall furnish to the other party certificates attesting to the issuance and maintenance in force of all insurance policies required hereunder as well as the renewals thereof; if a party requests same, the other party shall also provide the other with a copy of the policy requested.

9.4 Reconstruction of Premises. Subject to Article 11.4 and to any cancellation of the Lease and the rights of the Landlord's hypothecary creditors, the insurance indemnities payable in the event of a casualty to the Building shall be used to rebuild and repair the damages, as provided herein. The Landlord undertakes to use its best efforts so that every hypothec given by the Landlord contains a provision to this effect.

                                   ARTICLE 10

                            ACCESS TO LEASED PREMISES

10.1 Inspection and Repairs. The Landlord shall have access to the Leased Premises at any reasonable time and after reasonable notice to the Tenant during normal business hours (except in cases of emergency), without liability toward the Tenant, to examine and verify the Leased Premises for the purpose of making therein any repairs, replacements, alterations or improvements the Landlord deems necessary or desirable for the operation and proper maintenance of the Building or the electrical and mechanical systems of the Building, the whole subject to the provisions of this Lease.

10.2 Visiting the Leased Premises. During the final eighteen (18) months of the Term of this Lease, the Tenant shall permit the Landlord or any other person designated by the Landlord to visit the Leased Premises after reasonable notice to the Tenant during normal business hours. The Tenant shall also permit the Landlord, at any time during normal business hours, to show the Leased Premises to any broker, purchaser or assessor of the Building.

10.3 Access by Tenant. Subject to force majeure, or reasons beyond the Landlord's control, the Tenant, its employees, agents and invitees shall have uninterrupted access to the Leased Premises on an around the clock basis throughout the Term of this Lease and any renewals.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

11.1 Destruction of Leased Premises. Should the Building be destroyed or damaged by fire or other casualty insured against by the Landlord, then:

               11.1.1 if the Landlord is of the opinion that the damage or destruction is such that the Building has been rendered wholly unfit for occupancy, and if the Landlord is of the opinion (which the Landlord shall signify to the Tenant in writing within thirty (30) days following the damage or destruction) that the damage cannot be repaired with reasonable diligence within one hundred and eighty (180) days following the casualty, either party may, within five (5) days following the receipt of such an opinion, terminate the Lease by written notice to that effect, in which case the Lease shall terminate on the day of the damage or destruction, and the Minimum Rent and all other amounts payable by the Tenant under the Lease shall be calculated and paid in full up to the date of the damage or destruction. In the event that neither the Landlord nor the Tenant terminates this Lease, the Minimum Rent shall abate from the date of the damage until the date on which the Building has been repaired to the extent of enabling Tenant to use and occupy same;

               11.1.2 if the damage be such as to render the Building wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy it, but if, in either case, an independent expert is of the opinion (which the Landlord shall signify to the Tenant in writing within thirty (30) days following the damage) that the damage can be repaired substantially, to allow occupancy of the Premises by the Tenant and to allow the Tenant to conduct its normal business with reasonable diligence within one hundred and eighty (180) days following the casualty, the Minimum Rent shall abate from the date of the damage until the date on which the Building has been repaired to the extent of enabling Tenant to use and occupy same;

               11.1.3 if the Landlord is of the opinion that the damage can be repaired as described above within one hundred and eighty (180) days following the casualty and that the nature of the damage is such as to render the Building only partially fit for occupancy for the purpose for which it was leased, the Minimum Rent shall abate until the damage has been repaired.

11.2 Destruction of Building. Should the Building be partially destroyed or damaged so that twenty percent (20%) or more of the Rentable Area of the Building is affected, or if an independent expert is of the opinion that the Building is rendered unsafe, whether or not the Leased Premises are affected and (which the Landlord shall serve to the Tenant in writing within thirty (30) days following the damage or destruction) that the damage or destruction cannot be repaired with reasonable diligence within one hundred and eighty (180) days of the casualty, the Landlord may, within five (5) days following the above-mentioned notice, terminate the Lease by written notice to the Tenant to that effect, in which case this Lease shall terminate on the date of the damage or the destruction, and the Minimum Rent and all other amounts payable by the Tenant under the Lease shall be calculated and paid in full up to the date of the damage or destruction.

11.3 Proceeds of Insurance. In the event of a termination of this Lease as described above, all proceeds of insurance policies, including unamortized value of Tenant Improvements at the time of destruction except for those amounts pertaining to the property, paid for and installed by the Tenant on the Premises and to the extent that the Tenant owes no debt to the Landlord under this Lease, shall be and remain the sole property of the Landlord.

11.4 No Obligation to Rebuild. No provision of this Lease shall oblige the Landlord to repair or rebuild the Tenant's alterations, improvements or other property. Notwithstanding anything contained in this Lease to the contrary, and without limiting the Landlord's right or remedies hereunder, if the damage or destruction is such that, for any reason whatsoever, the proceeds of insurance are insufficient to permit the rebuilding, the replacement or restoration of the Building as provided above, or if any hypothecary creditor or any other person entitled to the proceeds of insurance does not consent to the use of such proceeds for the purpose of rebuilding, replacing or restoring the Building, or if such damage or destruction is caused by any fault or neglect of the Tenant, or those for whom Tenant is in law responsible, or if the Term of the Lease which remains is less than twenty-four (24) months, then the Landlord shall be entitled, without obligation or liability to the Tenant, to terminate this Lease on one hundred and eighty (180) days written notice to the Tenant and all rents shall be adjusted consequently up to the first day following the date of such damage or destruction.

                                   ARTICLE 12

                                  EXPROPRIATION

12.1 Termination of Lease. In the event the whole or any part of the Building shall be expropriated or taken possession of by any competent authority, so that it is no longer feasible for the Landlord to continue to operate the Building, the Landlord may terminate the Lease from the date of said expropriation or taking of possession, by notifying the Tenant in writing to this effect, and the Landlord shall have no liability toward the Tenant for any reason whatsoever.

12.2 No Obligation to Contest. The Landlord and the Tenant hereby reserve all their rights to claim future damages against the expropriating authority. The Tenant acknowledges that the Landlord shall have no obligation to contest any expropriation proceedings.

                                   ARTICLE 13

                                 INDEMNIFICATION

13.1 Non-Liability of Landlord. The Landlord shall not be liable for any material or bodily damage occurring in the Leased Premises or in the Building at any time and for any reason, whatsoever, unless such damage or injury results from the fault or negligence of the Landlord. The Landlord shall not be liable for any material or bodily damage in the Leased Premises or in the Building at any time, and the Tenant shall have no right to any abatement or reduction in the rent, nor any recourse against the Landlord in the case of partial or total interruption of services or in case of damage caused by the slowdown or stoppage of the heating, air conditioning, electricity for lighting or the operation of machines, water, plumbing, sewers, elevators or any other service, nor in the case of damages or inconvenience attributable to the leakage or presence of water, snow or ice on the roof, skylight, traps, windows or otherwise, or to a defect or breakage of pipes, reservoirs, movables or other apparatus or devices causing the escape, infiltration or leakage of steam, water, snow, smoke or gas, nor in the case of damages or inconvenience attributable to the condition or layout of electrical wires or other wires, or caused by any act, omission or negligence of owners or occupants of adjacent or contiguous properties, nor attributable to the performance of major repairs, changes, improvements or transformations to the structure of the Building, or to any other thing or service inside, outside or contiguous to the Leased Premises unless caused by the fault or negligence of the Landlord. Moreover, the Tenant undertakes to hold the Landlord harmless against any claim brought by anyone arising out of any such damages.

13.2 No Reduction. The Tenant acknowledges that it shall not be entitled to any abatement or reduction of any of the various amounts payable hereunder, nor to terminate the Lease nor to any indemnification out of any amount whatsoever payable hereunder, save as specifically set out in Article 11 hereof.

               The Landlord shall not be liable for any damages or inconveniences caused by a fire, an explosion, an escape of steam or gas, or any other leakage arising from the sprinkler system or electrical installations, water (including the discharge of sewers), snow, ice which may leak into or from the roof, walls, windows or otherwise, or any other defects or breakage of any pipe, reservoir, fixture, apparatus or other equipment provoking an escape or leakage of steam, water, snow, smoke or gas or caused by humidity, damages or inconveniences caused by the condition or layout of electrical or other wires or conduits, by the owners or occupants of neighbouring properties, or by third parties unless directly caused by the fault or negligence of the Landlord.

13.3 Notice of Defect. The Tenant shall notify the Landlord without delay of any accident, defect or fault in the pipes for water or gas, heating or air-conditioning equipment, lighting or electrical conduits, electrical wiring or other services in the Building.

                                   ARTICLE 14

                              SIGNS AND ADVERTISING

14.1 Consent of Landlord. The Tenant shall not install, exhibit, place or distribute any notice, advertisement, print, sign or other writing outside the Leased Premises, or in the Leased Premises in such a manner as to be visible from outside the Leased Premises, without first obtaining the prior written consent of the Landlord which shall not be unreasonably withheld, failing which the Landlord shall be entitled to demand that the Tenant removes such notice, advertisement, print, sign or writing, and the Tenant shall comply with such notification within at least twenty-four
               (24) hours following receipt of the notice. Should the Tenant not comply with the Landlord's written request, the Landlord shall be entitled to remove, at the Tenant's expenses, any such notice, advertisement, print, sign or writing, without recourse by the Tenant against the Landlord.

               The Tenant shall be permitted to install one (1) sign being its corporate signage at its expense at a prominent location visible to Highway 40 on the exterior of the Building, subject to the Landlord's reasonable approval and subject to all Federal, Provincial, and Municipal by-laws and regulations. The Tenant shall be responsible to obtain any occupancy and sign permits.

               Tenant is liable for all removal costs and repairs to the Building of any damage caused by installation and/or removal of such sign.

                                   ARTICLE 15

                    COMPLIANCE WITH LAWS AND INDEMNIFICATION

15.1 Compliance with Laws. The Tenant shall, at its own expense and without delay, comply with the requirements of all laws, regulations, ordinances, orders and by-laws in effect for the City of Montreal, the Montreal Urban Community, the provincial and federal governments and each of their respective departments, commissions and agencies, as the case may be, and any other governmental authority having jurisdiction over the Leased Premises, the occupancy of said Leased Premises by the Tenant for the purposes set out in Article 7.1 hereof, or the conduct of the Tenant's business in the Leased Premises or any demand from same. Furthermore, the Tenant waives any claim for reduction of the amounts payable hereunder or for any damage the Tenant may suffer by reason of the application to the Tenant of such legislative or regulatory provisions.

               Without limiting the generality of the foregoing, the Tenant shall carry out all alterations or changes to the Leased Premises or to the Tenant's conduct of business in or utilization of the Leased Premises which may be required by the above-mentioned authorities, and prior to effecting such alterations or changes shall submit to the Landlord plans and specifications for the Landlord's written approval.

               Should the Tenant fail to effect within the required time the alterations or changes required by the authorities having jurisdiction, the Landlord, following written notice to the Tenant requiring the Tenant to carry out the required work within a reasonable period of time, may effect said work of alteration or change required by the authorities having jurisdiction and shall immediately be entitled to claim repayment from the Tenant.

15.2 (a) The Tenant agrees to indemnify and save harmless the Landlord in respect of all claims for bodily injury or death, property damage or other loss or damage arising from the willful act or negligence of the Tenant or any person for whom in law it is responsible and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of such claims.

               (b) The Landlord agrees to indemnify and save harmless the Tenant in respect of all claims for bodily injury or death, property damage arising from the conduct of any work by or any act or omission of the Landlord or any person for whom in law it is responsible and in respect of all costs, expenses and liabilities incurred by the Tenant in connection with or arising out of such claims shall be in lieu of a right to damages from the Landlord.

                                   ARTICLE 16

                              SUBLET AND ASSIGNMENT

16.1 Consent of Landlord. The Tenant shall not at any time have the right to sell, give, assign or otherwise dispose of the Lease nor to sublet the Leased Premises or any part thereof, directly or indirectly, nor to allow the Leased Premises or any part thereof to be used by another, without prior written consent of the Landlord, which consent shall not be unreasonably withheld.

16.2 Presumed Sublet and Assignment. Any of the following shall be deemed to be a sublet or assignment of this Lease:

               16.2.1 any transfer, sale or issuance involving, in the aggregate, fifty percent (50%) or more of the voting shares of the Tenant's share capital, where the Tenant is a company whose shares are not listed on any recognized stock exchange;

               16.2.2 any transfer, sale or assignment involving, in the aggregate, fifty percent (50%) or more of the interest in the partnership, where the Tenant is a partnership;

               16.2.3 the exercising of a right of occupancy, management or control with respect to the whole or to any part of the Leased Premises, or with respect to the business conducted therein, by any person other than the Tenant, whether or not said person is directly under the control or supervision of the Tenant.

16.3           Offer  to  Landlord.   Before  assigning  this  Lease  or  before
               subletting the whole or any part of the Leased Premises, the Tenant shall fulfil and observe the following conditions:

               16.3.1 the Tenant shall offer to sublet or to assign, as the case may be, the Leased Premises or applicable portion thereof to the Landlord, on the same terms and conditions as those of this Lease;

               16.3.2 the Tenant must inform the Landlord of the precise conditions of the proposed, sublet or assignment and of the name and address of the subtenant or assignee proposed and provide a copy of the offer to assign or sublet; and

               16.3.3 the Tenant shall inform the Landlord of the nature of the business and credit references of the proposed subtenant or assignee as well as all information relating to the proposed sublet or assignment, which the Landlord deems necessary.

               The Landlord shall then have a period of ten (10) business days following receipt of a notice from the tenant complying with the conditions stated above, to accept or refuse the offer of assignment or sublet by the Tenant or to cancel this Lease as of the effective commencement date of such sublet or assignment. Failure to reply within the stipulated delay shall not be deemed a consent by the Landlord of Tenant's request pursuant to this section.

16.4 Time Limit for Sublet and Assignment . Should the Tenant not sublet or assign the Leased Premises or any part of the Leased Premises within sixty (60) days after obtaining the authorization of the Landlord, such authorization shall from that time be considered null and of no further legal effect, and in such case the Tenant may not sublet or assign the Leased Premises without once again complying with all provisions of this Article.

16.5 New Lease. The Landlord, rather than give its authorization for a sublet or an assignment of the Lease within the period of ten
               (10) business days described in Article 16, shall be entitled to require the proposed subtenant or assignee to sign a new lease according to and on the same terms and conditions as contained in the offer to sublet or assign.

16.6 Sole Liability. Notwithstanding any sublease or assignment, the Tenant shall remain jointly and severally liable with the assignee or subtenant for the performance of all the obligations set out in this Lease and every assignee or subtenant shall assume the execution of said obligations of the Tenant towards the Landlord. The Tenant and each assignee or subtenant shall, by the sole fact of the assignment or sublet, be jointly and severally responsible towards the Landlord for the performance of all the obligations evidenced by this Lease and all of their movable effects found in the Leased Premises shall be allocated to the guarantee of the Landlord's rights.

16.7 Approval of Advertising. The Tenant may not, in any manner whatsoever, advertise his intention to, nor otherwise assign the Lease or sublet the Leased Premises, and may not authorize a real estate broker or other person to do so, without the prior written consent of the Landlord. In particular, the rental rate applicable to the Leased Premises may not in any way appear in any advertisement.

                                   ARTICLE 17

                          SUBORDINATION AND ATTORNMENT

17.1 Assignment by Landlord. In the event of the sale, lease or other transfer of the Building or any part of the Building by the Landlord, or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, to the extent that the purchaser, tenant or assignee assumes the obligations of the Landlord hereunder, the Landlord shall, thereupon and without further agreement, be freed of all liability with respect to such obligations.

17.2 Status Statement. Within ten (10) days following the Landlord's written request thereof, the Tenant shall execute and deliver to the Landlord or to any other person designated by the Landlord a status statement substantially in the form described in Schedule "C" attached hereto.

17.3 Subordination. All of the Tenant's rights under this Lease shall be subject and subordinate to the rights of any hypothecary creditor or other holder of any real charge against the Leased Premises or any other assignee of the Landlord's rights under this Lease, and the Tenant shall attorn to any such hypothecary creditor or assignee as if such hypothecary creditor or assignee were the Landlord under this Lease, all of which constitutes an essential condition of this Lease. However, such subordination or attornment shall not have the effect of infringing the Tenant's right to enjoyment of the Leased Premises under this Lease, for as long as the Tenant is not in default hereunder.

17.4 Signature of Documents. The Tenant agrees to execute and sign any act or document deemed necessary or desirable by the Landlord in order to subordinate the Lease to any hypothec or other charge, at the Landlord's expenses.

                                   ARTICLE 18

                              DEFAULT AND RECOURSE

18.1 Events of Default. The Tenant shall be in default hereunder in the following events:

               18.1.1         if the  Tenant  fails to pay to the  Landlord  any
                              amount  due  and   exigible   under  this   Lease,
                              including Minimum

                              Rent, Operating Expenses, Real Estate Taxes and Utilities;

               18.1.2 if the Tenant or any other person occupying the Leased Premises becomes insolvent in whole or in part, or makes any general assignment of property for the benefit of its creditors; if the Tenant is placed in bankruptcy or liquidation, or avails itself of the benefit of any legislation relating to bankruptcy or insolvency, or attempts to do so, if a receiver or a sequestrator is appointed for the Tenant's property or any part of such property, or if a writ of execution or seizure is issued against the Tenant;

               18.1.3 if the Tenant's property is transferred, transmitted or otherwise passed to any other physical person or moral person, by mutual agreement or by the operation of the law, except where such physical person or moral person has, in writing, assumed this Lease towards the Landlord and where the conditions described in Article 16, 16 herein above have been observed;

               18.1.4 if the Tenant fails to take possession of the Leased Premises, or, after taking possession, leaves the Leased Premises unoccupied or vacant for a period of five (5) consecutive days, or abandons the Leased Premises for any reason whatsoever, or if the Leased Premises are occupied by any physical person or moral person not so authorized under this Lease;

               18.1.5 if the Tenant alters or modifies the use of the Leased Premises;

               18.1.6 if any application is made or action taken for the winding-up or dissolution or liquidation of the Tenant or the Tenant's assets;

               18.1.7 if the Tenant is in default in fulfilling any other term, condition or obligation of this Lease.

18.2           Termination of Lease. Subject to an event of default described in
               Article 18.1.2 above, in which event termination of the Lease shall be automatic, in the event of any default by the Tenant as defined in this Article 18, the Landlord may give the Tenant written notice of the Landlord's intentions to terminate the Lease, and the Term of the Lease shall end automatically on (i) the fifth (5th) day after this notice, in the case of default of any provisions relating to the payment of any amount of money, or
               (ii) the fifth (5th) business day after the notice in all other events of default or at the end of any extension period agreed upon by both parties, acting reasonably, in the event the default cannot be reasonably remedied within such time period; this termination shall have the same effect and the same force as if it were the date of expiration of the Term of the Lease, the whole without any legal action being required and subject in any case to the Tenant's obligation to pay to the Landlord all amounts due to the Landlord and all damages resulting from the default.

18.3 Tenant's Right to Remedy Default. In all cases, save an event of default described in Article 18.1.2 above, the Tenant may remedy the default, following notice from the Landlord, provided that the default is remedied within the period of time referred to in the preceding paragraph.

18.4 Return of Leased Premises. In the event of termination of the Lease under the provisions of this Article 18, the Tenant shall immediately return the Leased Premises to the Landlord, or, if the Tenant has not yet taken possession thereof, the Tenant shall abandon its rights to possession thereof, and the Landlord or the Landlord's agents and employees may immediately or at any time thereafter enter the Leased Premises and evict the Tenant or any other person and all property contained therein, and may padlock the Leased Premises or change the locks therein, and without liability of the Landlord or any damages whatsoever in favour of the Tenant.

               Should the Tenant leave any property or moveable effects in the Leased Premises, the Landlord shall immediately, without any notice to the owner of said property or moveable effects being required, become the owner of such property or moveable effects. The Tenant shall not be entitled to any damages, whether contractual or extra-contractual or otherwise, and shall free and indemnify the Landlord of any claims or actions in connection with said property and moveable effects from whomsoever.

18.5 Damages. In the event of termination of the Lease under the provisions of this Article 18, the Landlord shall immediately
               be.......entitled  to payment of all  arrears  together  with the equivalent of the Minimum Rent, Operating Expenses and Real Estate Taxes payable on a monthly basis for the current month plus the next ensuing six (6) months; the Landlord may claim immediate payment of this amount and of any other amount past due, and any other amount owed by the Tenant to the Landlord at that time, subject to the Landlord's other rights and recourse.

               Should termination of the Lease result from the Tenant's bankruptcy or insolvency or be based upon such bankruptcy or insolvency, the Landlord may, in addition to the other rights and recourse available to it, require payment of the equivalent of three (3) months' Minimum Rent, Operating Expenses and Real Estate Taxes, on a monthly basis, as rent in advance.

18.6 Waiver. Should the Tenant fail to fulfil any of its obligations hereunder, and should the Landlord have begun proceedings to cancel or to terminate this Lease or to have the cancellation or the termination of the Lease confirmed, the Tenant hereby acknowledges that it shall not be entitled to hinder or prevent such cancellation or termination, by remedying the default, once said legal proceedings have been taken or measures applied, notwithstanding any law, usage or custom to the contrary. In particular, the payment after legal proceedings have been instituted shall not entitle the Tenant to avoid the resolution of the Lease.

18.7 Re-Letting of Leased Premises. If the Landlord does not exercise the option to terminate this Lease in accordance with this Article, the Landlord may, at its option, without additional notice to the Tenant and without terminating this Lease, as mandatory of the Tenant, take possession of the Leased Premises and of all property contained therein, and sublet all or any part of the Leased Premises and any improvements, fixtures and accessories contained therein, upon such terms and conditions as the Landlord deems appropriate. The Tenant hereby grants the Landlord an irrevocable mandate to carry out the preceding. In such case, the Tenant shall continue to be liable for the performance of all of the Tenant's obligations under this Lease, including payment of the rent and other amounts payable hereunder. The Landlord shall be entitled to apply all of the Tenant's obligations to the new subtenant, and to collect and receive the rent and all other amounts payable by said subtenant, and to apply these amounts after all expenses incurred by the Landlord to any indebtedness of the Tenant to the Landlord from time to time. Any deficiencies shall be paid to the Landlord upon demand of the Landlord.

18.8 Indemnity. Should the Landlord be required to retain the services of legal counsel in order to demand the performance by the Tenant of any of the Tenant's obligations under this Lease, the Tenant shall pay to the Landlord, upon demand, in addition to the reasonable legal costs for which the Tenant would otherwise be indebted, whether or not legal action is taken, an indemnity equal to fifteen percent (15%) of the amount for which the Tenant would otherwise be indebted to the Landlord, and this amount shall serve to defray the additional administrative expenses incurred by the Landlord in obtaining the performance of the Tenant's obligations hereunder.

18.9 Landlord's Right to Remedy Default. Should the Tenant default in the performance of any of the obligations under this Lease, the Landlord may perform such obligation on behalf of the Tenant, and, if necessary, enter the Leased Premises without notifying the Tenant. The Tenant shall pay to the Landlord, upon demand, the amount of all reasonable costs and expenses incurred by the Landlord with regard to the default or in remedying or attempting to remedy the default, together with an amount equal to fifteen percent (15%) of such amount as administration fees.

18.10 Absence of Waiver. No indulgence or oversight on the part of either of the parties with respect to a default by the other party in the performance of any of its obligations under this Lease shall be considered to be a waiver of the Landlord's rights or of the Tenant's rights hereunder with regard to the default or to any subsequent default; neither shall it affect nor modify in any manner whatsoever the Landlord's rights or the Tenant's rights hereunder with regard to such subsequent default; moreover, no waiver may be inferred from any act or omission by the Landlord or by the Tenant, unless the waiver is in writing.

18.11 Remedies Generally. Mention in this Lease of any particular remedy or remedies of the Landlord in respect of any default by the Tenant shall not preclude the Landlord from any other remedy in respect thereof, whether provided herein or available in law. No remedy shall be exclusive or dependent upon any other remedy, and the Landlord may from time to time exercise any one or more of such remedies separately or in combination, such remedies being cumulative and not alternative.

18.12 Deposit. With the signature of this Lease, the Tenant has given a deposit in the amount of FIFTY THOUSAND AND ---00/100 Dollars ($50,000.00) (the "Deposit"), and receipt of this Deposit is hereby acknowledged. The Landlord shall hold the Deposit and apply the same towards the first rentals due pursuant to the Terms of this Lease.

                                   ARTICLE 19

                                   INFORMATION

19.1 Information. The Tenant authorizes the Landlord to obtain information relevant or necessary to the execution of this Lease and, in particular, those relating to the Tenant's solvency and to establish a file in respect of such information. For these purposes, the Tenant authorizes any financial institution, agent of personal information, contractors and suppliers, and any other person with such information to communicate such information to the Landlord during the Term of the Lease.

                                   ARTICLE 20

                                    OWNERSHIP

20.1 Ownership. The Landlord declares that it is the sole owner of the Leased Premises.

                                   ARTICLE 21

                                     NOTICE

21.1 Procedure and Addresses. Any notice which is required to be given under this Lease or in connection therewith shall be deemed to have been legally given if it is delivered in person or sent by registered mail or transmitted electronically (in which case, any notice thus transmitted shall be confirmed in writing and sent by registered mail or delivered in person) to the following addresses:

               21.1.1         If to the Landlord:

                              40 King Street West,
                              P.O. Box 303, Suite 4803,
                              Toronto, Ontario, MPH A
                              Attention:  V.P. Leasing

               21.1.2         If to the Tenant:

                              16771 St-Marie Boulevard, Kirkland, Quebec

                              and to:

                              Heenan Blaikie
                              Lawyers
                              1250 Rene Levesque Blvd. West
                              Suite 2500
                              Montreal, Quebec H3B 4Y1
                              Attention:  Manon Thivierge


               or such other place as either of the parties may designate to the other party, by written notice given as described above.

               Any notice sent by mail shall be deemed to take effect on the third (3rd) business day following the date of mailing. Any notice sent electronically shall be presumed to have been given and received on the day following the date of transmission. If the day following the date of transmission is not a business day, the notice shall be presumed to have been given and received on the following business day.

21.2 Election of Domicile. The Tenant elects domicile in the Leased Premises for the purposes of service of any procedure or any other document of a legal nature in connection with any action of any nature whatsoever taken by the Landlord for the purpose of enforcing the Landlord's rights hereunder.

                                   ARTICLE 22

                               EXPIRATION OF LEASE

22.1 Termination of Lease. The occupancy by the Tenant of the Leased Premises beyond the date contemplated in the present Lease shall not have the effect of extending the Term of the Lease nor of renewing the Lease for any period of time, notwithstanding any other provision of the law, and the Tenant shall be deemed to be occupying the Leased Premises against the wishes of the Landlord, who may exercise all recourse available in law to evict the Tenant and claim damages from the Tenant. The Landlord may, however, at its option, if the Tenant continues to occupy the Leased Premises, give the latter written notice at any time that the Tenant may continue to occupy the Leased Premises from month to month, in consideration of a Minimum Rent equal to one and one-half that stipulated in Article 4, payable in advance in monthly instalments, subject to the same conditions as those in the present Lease.

                                   ARTICLE 23

                                UNAVOIDABLE DELAY

23.1 Unavoidable Delay. Except for the payment of an amount of money, each time that the Lease provides for the performance of an obligation, the obligation shall be performed subject to any delay caused by an act of God, superior force, strike, lockout, labour conflict, inability to procure materials, restrictive government restrictions or orders, bankruptcy of a contractor or any other condition of a like nature or not (except for the financial situation of either one of the parties), which is reasonably beyond the control of the Landlord or the Tenant, as the case may be (an "Unavoidable Delay"). The Tenant and the Landlord shall be deemed not to be in default in the performance of any obligation under this Lease if they are prevented from so doing by Unavoidable Delay, and any period of time for the performance of such obligation shall be extended accordingly. The Tenant and the Landlord shall notify each other respectively without delay at the outset of the cause, the duration and the effect, to their knowledge, of any Unavoidable Delay.

                                   ARTICLE 24

                              MODIFICATION OF LEASE
                         AND PERFORMANCE BY THIRD PARTY

24.1 Modification of Lease. Any alteration, waiver or modification of the terms and conditions of the Lease shall be valid only if expressly provided in writing, subject to the Landlord's right to establish rules and regulations for the orderly operation of the Leased Premises.

24.2 Publication. The Tenant may publish a Notarial Summary of Lease and agrees to submit said Summary to the Landlord for its prior approval, the said approval not to be unreasonably withheld. All documents submitted for publication shall not make reference to any financial terms of this Lease. The Tenant shall pay the cost of the preparation and publication of the Summary of Lease.

24.3 Performance by Third Party. The Tenant, including any person claiming to be a subtenant or assignee of the Tenant, agrees that the payment of Minimum Rent or the performance of any obligation by any person other than the Tenant shall not constitute an acknowledgement of rights other than those expressly granted hereunder or a waiver of any of the Landlord's rights and recourse.

               The Landlord may at any time accept the Minimum Rent from the Tenant or from any physical person or moral person occupying the Leased Premises, without in any way waiving any of the Landlord's rights and recourse under this Lease.

                                   ARTICLE 25

                                  MISCELLANEOUS

25.1 Successors and Assignees. This Lease shall bind the successors and assignees of the Landlord and those of the Tenant, however, it is understood and agreed that any and all Inducements, Landlord's Work, Minimum Net Rent Free Periods, Options or rights contained or referred to herein are personal to HAEMACURE CORPORATION and HAEMACURE BIOTECH INC., and are non-assignable, or transferrable to any assignee or sublessee without the prior written approval of the Landlord.

25.2 No Partnership. The parties to this Lease expressly declare that no provision of this Lease and no act on their part shall be intended or shall be interpreted as establishing between them a relationship other than that of Landlord and Tenant.

25.3 Cancellation of Previous Agreements. This Lease contains all of the mutual commitments and obligations of the parties with respect to the leasing of the Leased Premises, and cancels, for all legal purposes, any previous representations, negotiations or agreements of any nature whatsoever.

25.4 Jointly and Several Liability. Should this Lease be signed by more than one person as Tenant, each of them shall be jointly and severally liable to the Landlord for payment of rent and the performance and observance of the terms and conditions of this Lease, without the benefit of division or discussion.

25.5 Brokerage Commission. The Tenant hereby warrants that the sole real estate broker involved in the negotiations of this Lease including the Offer or Agreement proceeding this Lease is Royal Lepage Commercial Real Estate Services Ltd. and that payment of its fees and commissions shall be made by the Landlord. Any other brokerage commission with respect to this transaction (including any offer or agreement preceding this Lease) shall be borne exclusively by the Tenant, and the Tenant shall indemnify the Landlord against any claim with respect thereto, except in the case where the Landlord has given specific written authorization to a broker or an agent with respect to this transaction.

25.6 Governing Laws. This Lease shall be interpreted in accordance with the laws of the province of Quebec. --------------

25.7 Metric Conversions. The parties to this Lease agree to the following metric conversion factors:

               1 meter                      =     3.2808 feet
               1 square meter               =    10.7639 square feet
               1 foot                       =     0.3048 meters
               1 square foot                =     0.0929 square meters

25.8 Headings and Numbers. The headings, captions, article numbers, section numbers, subsection numbers, and table of contents appearing in this Lease are inserted only as a matter of convenience, and in no way define, limit, construe or describe the scope of intent of the parties to this Lease nor in any way affect this Lease.

25.9 Interpretation. The words "herein above", "herein", "above-mentioned", "hereunder" and similar expressions used in any article, section or subsection of this Lease refer to the whole of the

               Lease and not to that article, section or subsection only, unless otherwise stipulated.

               Where required by the context hereof, the singular shall include the plural and the neuter gender the masculine and feminine.

                                   ARTICLE 26

                               SPECIAL PROVISIONS

26.1 Schedules. The Tenant and the Landlord agree that Schedules "A", "A--1", "B", "B-1", "C", "D", "E", "F" and "G" attached hereto form an integral part of this Lease as if they were contained in this Lease.

26.2 English Language. The Parties specifically declare that they have requested that the present Lease and all writings relating thereto to be drawn up in the English language. Les Parties declarent qu'elles ont demande que le present Bail et toute correspondance s'y relatant soient rediges en anglais.

IN WITNESS WHEREOF the parties have signed this Lease this 6th day of December, 1994.

                                             SLOUGH ESTATES CANADA LIMITED
                                             (Landlord)



WITNESS: /s/                                    by: /s/
         ------------------------------             ----------------------------
                                              Name:
                                             Title:


WITNESS: /s/                                   and: /s/  Rob Stewart         c/s
         ------------------------------             ----------------------------
                                              Name: Rob Stewart
                                             Title: V.P. Leasing


                                             I/WE have the authority to bind the
                                             Corporation


                                             HAEMACURE CORPORATION
                                             (Tenant)



WITNESS: /s/                                    by: /s/  Marc Paquin
         ------------------------------             ----------------------------
                                              Name: Marc Paquin
                                             Title: President


WITNESS:                                       and:                          c/s
         ------------------------------             ----------------------------
                                              Name:
                                             Title:


                                             I/WE have the authority to bind the
                                               Corporation



                                             HAEMACURE BIOTECH INC.
                                             (Tenant)



WITNESS: /s/                                    by: /s/  Marc Paquin
         ------------------------------             ----------------------------
                                              Name: Marc Paquin
                                             Title: President


WITNESS:                                       and:                          c/s
         ------------------------------             ----------------------------
                                              Name:
                                             Title:


                                             I/WE have the authority to bind the
                                               Corporation

                                  SCHEDULE "A"
                                PLAN OF PREMISES


                       [PLAN OF PREMISES GRAPHIC OMITTED]

                                 SCHEDULE "A-1"

                         [LAND LAYOUT GRAPHIC OMITTED]

                                  SCHEDULE "B"
                                 LANDLORD'S WORK


1. The Landlord will execute, at its own cost and expense, the following improvements:

               Prior to November 1st, 1994, and provided this Lease has been fully executed by August 31st, 1994 the Landlord shall provide approximately TEN THOUSAND FIVE HUNDRED and SEVENTY-FIVE
               (10,575.00) square feet of finished offices and laboratories (walls, floors, and ceilings to Base Building Standard Finishes), built out according to the Tenant's floor plan attached hereto as Schedule "A-1". The Landlord shall install the applicable "Base Building" standard finishes which shall include a dropped T-Bar ceiling system, H.V.A.C. distribution, sprinkler head distribution, office standard and fluorescent lighting. The Landlord shall construct to Landlord's "Base Building" standards the improvements shown on Schedule "A-1" (excluding furniture and systems furniture) to the Tenant's specifications as detailed in Schedule "B-1" hereto. The Landlord shall ensure that the
               Building has an electrical entrance/service of at least 600 volts, 200 amps. The Landlord shall construct the improvements in accordance with the specifications stated above (including all relevant drawings, i.e. working, electrical, mechanical drawings), up to a maximum cost of TWENTY-FIVE and ---00/100 Dollars ($25.00) per square foot of usable square feet of office area of the Premises. The Landlord undertakes to proceed by way of two (2) competitive bids for the construction of the Tenant's premises.

               All improvements, alterations, installations, finishes, materials specifications or capacities in excess of Landlord's "Base Building Standard" and/or maximum allowance of $25.00 per square foot of usable office are of the office Premises, which are required and/or specified by Tenant to facilitate Tenant's specific use of the Premises, shall be conducted only upon proper written authorization or change order signed by the Tenant at the Tenant's Cost. Should the maximum allowance be exceeded then, up to a maximum of THIRTY THOUSAND and ---00/100 Dollars ($30,000.00) the Tenant shall pay one-half of such exceeded amount to the Landlord before the Commencement Date and the Landlord shall amortized the remaining one-half of such exceeded amount (up to a maximum of $15,000.00) over the Term of the Lease with interest thereon at 10% per annum. Such amortized amount shall be repayable by equal monthly payments at the same time and in the same manner as Minimum Net Rent and shall be recoverable in the same manner as rent. Notwithstanding anything contained herein, the exterior window not to be part of the $25.00 per square foot allowance, where required by the Tenant. The Landlord shall at its entire cost install a skylight in the reception area, said cost to form a part of the Tenant's $25.00 per square foot allowance.

2.             Condition on Commencement of Landlord's Work.

               The Tenant acknowledges that the Landlord will not commence the above noted work until the Lease has been fully executed.

3.             Delay of Landlord's Work by Tenant.

               Should the Landlord's Work be delayed due to any delays caused by the Tenant then the Lease and the Minimum Rent Free Period shall commence and be in full force and effect upon the dates as set out in the Lease.

4.             Unavoidable Delay of Landlord's Work.

               For the purpose of this Lease "Unavoidable Delay" shall be defined as a delay caused by fire, strike or other casualty or contingency beyond the reasonable control of the Landlord who is by reason thereof, delayed in the performance of its obligations under the lease in circumstances where it is not within the reasonable control of such party to avoid such delay (but does not include lack of funds or other financial causes of delay), the Landlord shall use all reasonable efforts to subsequently complete the work as set out herein by the commencement date of the Lease. If the Landlord is unavoidably delayed then the date to complete the work shall be automatically extended by the length of such delay and the commencement date, expiry date and any Minimum Rent Free Period as set out in the Lease shall also be extended accordingly.

5.             Extra Costs Regarding Use.

               It is agreed and understood that any additional construction costs incurred to meet municipal regulations and building codes due to the Tenant's specific use and occupancy shall be at the Tenant's expense.

6.             Extra Costs Regarding Additional Work.

               It is agreed and understood that all additional items of work not specifically described in this Lease that may be required by the Tenant to ready the Premises for occupancy, shall be considered Tenant's work, (the "Tenant's Work") and shall be performed by the Landlord at the Tenant's expense.



CWO 724, Haemacure Corporation
Building 1601, Unit(s) 1

                                 SCHEDULE "B-1"

2,3   AIR CONDITIONING

      -    AC UNITS             =        maximum of three - 20 ton rooftop units
                                         with heating

      -    Ducts & Zones        =        to be determined by Slough's engineers

      -    Thermostats

3     SPRINKLERS:

      To move and add heads to adjust to client layout and building code.

4     PLUMBING:

      Toilets              -      6
      Urinal               -      1
      Sinks                -     14
      Eyewash              -      1
      Hot water tank       -      1

      Not including floor drains in lab area, slop sink for janitorial room or drinking fountain but to include plumbing for the sinks only.

5.    ELECTRICITY/LIGHTING:

5.1   FIXTURES

      To install necessary fixtures to attain approximately 65 foot candle at desk level.

5.2   OUTLETS

      One standard power receptables per 125 sq. ft. of office area. 60 outlets for the purpose of telephone or communications.

      Not included are 220V outlets and any other special requirements. No separate circuits included.

5.3   EMERGENCY AND EXIT LIGHTS

      To install necessary exit lights and emergency lights as per required by code.

      Not included: generator equipment and/or batteries.

      Two 8 foot industrial fixtures in storage area.

6.    CEILING

6.1   SUSPENDED CEILING

      To install "T" bar ceiling with acoustical tiles.

      To install insulation blanket over ceiling of:

      executive area
      boardroom
      cafeteria

6.2   GYPROC CEILING

      To install a gyproc ceiling in labs, glassware, and equipment room.

6.3   PARABOLIC LENSES

      To install parabolic lenses in reception, executive area, boardroom, to a maximum of 40.

7.    FLOOR COVERING

7.1   CARPET

      To install 28 oz nylon carpets in all offices are office areas complete with carpet baseboard and inlays in boardroom and President's office.

7.2   VINYL TILES

      To install vinyl tiles in labs area including corridors and access areas as well as storage and chemical, complete with vinyl baseboards.

7.3   CERAMIC TILES

      To install ceramic tiles in washrooms, complete with ceramic baseboards.

                                  SCHEDULE "C"
                                STATUS STATEMENT

TO:

The undersigned, ____________________ duly authorized representative of being a tenant of SLOUGH ESTATES CANADA LIMITED (the "Landlord") in virtue of a lease dated the day of ____________________, 19_____ (the "Lease") confirms, acknowledges and certifies as follows:

1. In virtue of the Lease, we are tenants of a superficial area of ____________________ square feet on the __________ floor of the building situated at ____________________ City of __________, Province of Quebec.

2. The building and premises referred to in the Lease and all improvements to our leased premises have been completed to our satisfaction and in accordance with any agreement which we may have had with the Landlord.

3. We have received from the Landlord all tenant's improvement allowances and inducements payable to us in respect of the Lease.

4. We took possession of the leased premise on the __________ day of 19_____, and we are still in possession of the said premises.

5. The Lease is in full force and effect and its term began on the __________ day of __________, 19_____, and shall terminate on the __________,
      19_____.

6.    We are paying the rent  stipulated  in the Lease (basic  rent,  percentage
      rent  (if  applicable),   additional  rent  and  contributions  to  common
      expenses).

7. The rent is payable in advance the first day of each month; however, no rent, be it basic rent or additional rent, has been paid in advance except for the current month's rent.

8. We have no right to claim set-off against rents due or to become due whether under the Lease or otherwise, and there are no facts that exist or events that have occurred which would allow us to terminate our lease or reduce the basic rent below the amounts stipulated in the Lease.

9. The Lease has not been cancelled, surrendered, modified or amended since it was executed and no assignment or transfer of the Lease has been served upon us with respect to the Lease or the rentals payable thereunder.

10.   We have not instituted any actions against the Landlord.

11. Neither we nor the Landlord are in default in respect of any of the terms and conditions of the Lease.

12. The Lease contains the following option to renew, right of first refusal on additional space or right to expand, etc. (please give details):

13.   The annual  basic  rental in virtue of the Lease is  $__________  from the
      __________  day  of  __________,   19_____,   to  the  __________  day  of
      __________, 19_____.

      SIGNED at __________, this __________ day of __________, 19_____.



                                             Per:
                                                 -------------------------------

                                  SCHEDULE "D"
                              RULES AND REGULATIONS


The Tenant covenants and agrees that the Rules and Regulations shall in all respect be observed and performed by the Tenant, its employees and agents and to the extent the Tenant can require the same, by its invitees and others over whom the Landlord shall have available to it, all remedies provided in this Lease and all other legal remedies available at law or in equity upon a breach of the Rules and Regulations by the Tenant. The Landlord may terminate this Lease forthwith upon such breach if, after Notice of such breach, the Tenant fails to remedy or commence to remedy such breach within ten (10) days or fails to diligently continue to rectify such breach. The Tenant acknowledges that the Landlord has no obligation and there shall be no liability upon the Landlord for non-enforcement of the Rules and Regulations. The Rules and Regulations shall include, without limitation, the following:

1.    Animals  or  Birds.

      No animals or birds shall be kept in the Leased Premises.

2.    Care of Interior and Exterior (if applicable) of Leased Premises.

      The Tenant shall keep the Interior and Exterior (if applicable) of the Leased Premises clean, orderly and tidy. The Tenant shall keep perishable items properly refrigerated. The Tenant shall deposit all debris, trash and refuse in areas, at times and in such a manner as the Landlord shall reasonably delegate.

3.    No one shall use the Premises for sleeping quarters.

4. The Tenant shall observe strict care not to allow windows admitting light into the Premises to be left opened or remain open so as to admit rain or snow, or so as to interfere with the heating of the Premises or the air conditioning of the Premises or of the Building. The Tenant will be responsible for any injury caused to the property of other Tenants or to the property of the Landlord by failure on the part of the Tenant to observe this rule.

5. Furniture, effects and supplies shall not be taken into or removed from the Premises except at such time or in the normal course of business and in such manner as may be previously approved by the Landlord.

6. The Landlord shall have the right to require all persons entering and leaving the Building at hours other than normal business hours, which are defined as between 8:00 am and 6:00 pm, Monday through Friday, to identify themselves to a watchman or security guard (where applicable).

7.    Electrical and Communications Wiring.

      The Landlord shall direct the location and manner of installation of all wiring and equipment in the Leased Premises. There shall be no boring, cutting or installation of telephone, telegraphic, electric or other wiring without the written consent of the Landlord.

8.    Loading, Unloading, Delivery (if applicable).

      Deliveries, shipments and all loading and unloading of items to and from the Premises by means of such doorways, corridors and in such manner as the Landlord shall reasonably designate.

9.    Use of Elevator (if applicable).

      Elevators shall not be used without the prior approval of the Landlord for the movement of furniture, freight, supplies or equipment and shall be left in clean condition following use.

10.   Obstruction of Plumbing and Washroom Facilities and Common Areas.

      The Tenant agrees that it will not use or permit its employees, agents or invitees to use the plumbing or washroom facilities of the Leased Premises or common areas for any purpose other than that for which they are constructed.

11.   Overloading of Floors (if applicable).

      The Tenant shall not permit any floor of the Leased Premises to be loaded to more than (250) pounds per square foot live load. All safes and other heavy objects liable to injure or destroy any part of the Leased premises or the Park development shall be moved at such times, by such means and by such persons as the Landlord shall reasonably direct. Upon the termination of this lease and the Tenant shall forthwith inform the Landlord in writing of the combination of all locks, safes and vaults in or on the Leased Premises.

12.   Restriction on Dangerous Materials.

      The Tenant shall not keep, use, sell or offer for sale in the Leased Premises, anything of a dangerous, inflammable or explosive nature.

13.   Signs, Advertising and Displays.

      The Tenant shall not, in or about the Leased Premises without the written consent of the Landlord, erect exterior signs, install window or door signs, affix window or door lettering, erect awnings or canopies or display advertising media or devices which may be seen or heard outside the Leased Premises. The Tenant shall remove forthwith all signs, lettering, awnings, canopies and displays which are found by the Landlord to be objectionable. The Tenant shall indemnify and save harmless the Landlord from all claims, demands, loss or damage to any person or property arising out of or in any way caused by the erection, maintenance or removal of any sign or other installation erected or installed on or about the exterior of the Leased Premises. The Tenant shall at its own expense, maintain in good condition and repair all such signs, lettering, awnings, canopies and displays, and shall observe and comply with all requirements of any competent authority regarding the erection and maintenance of signs including the payment of license or other fees.

14.   Use of Entrances, etc.

      The sidewalks, entrances, lobbies, elevators, stairways and corridors of the Premises, Building or Park Development shall not be obstructed by the Tenant or used by it for any other purpose than for ingress and egress to and from the Leased Premises and the Tenant shall not place or allow to be placed in any such areas any waste paper, dust, garbage, refuse or anything whatever that shall tend to make such areas appear clean or untidy.

15.   Refuse/Garbage.

      All garbage disposal containers used by the Tenant must be covered, locked and maintained by the Tenant at the Tenant's expense in such a manner as not to cause refuse or litter of any nature within the vicinity of the container or which will cause discomfort or damage to neighbouring tenants. The container must be emptied daily by the Tenant at his own expense (where applicable). Should the Tenant not observe the aforesaid provision then the Landlord will have the right to remedy and clean up will all costs to be charged to the Tenant. The Landlord and any person authorized by the Landlord shall have the right without unduly interfering with the Tenant's business to relocate garbage disposal containers within the lands owned or managed by the Landlord.

      The Tenant shall comply, at its own expense with all federal, provincial and municipal, fire, sanitary and safety laws and regulations and by-laws pertaining to the use of the Demised Premises and surrounding area.

16.   Odours.

      The Tenant shall not permit or allow odours, vapours, steam, water, vibrations, noises or other undesirable effects to emanate from the Premises or any equipment or installation therein which, in the Landlord's opinion, are objectionable or cause any interference with the safety, comfort or convenience of the Building by the Landlord or any occupants thereof or their invitees.

17.   Pest Control.

      The Tenant shall, at its own expense and at such reasonable intervals as the Landlord may require, use such pest extermination contractors for the Leased Premises as the Landlord may direct. If the Tenant fails to exercise such pest control measures as so directed by the Landlord, the Landlord shall have the right, at its option, to exercise such pest control measures for the Leased Premises, and one hundred and fifteen percent of the cost thereof shall be payable forthwith by the Tenant upon demand by the Landlord.

                                  SCHEDULE "E"
                                OPTION TO EXPAND


Provided the Tenant is HAEMACURE CORPORATION and bona fide physically occupies, uses and continuously carries on business in the entire Premises during the Term, and has not been in material default under this Lease then, the Landlord and Tenant agree as follows:

A. Should the Tenant at any time after the first three (3) years of the Term and prior to the beginning of the eighth (8th) year of the Term give the Landlord a minimum of eighteen (18) months written notice prior to the date of the Tenant's requirement [being the Commencement Date of the lease of the new premises] to expand to new premises ("18 Months Notice") of at least fifty thousand (50,000) square feet ("New Premises") then, if the Landlord is unable to accommodate the Tenant's requirement for such New Premises within the Landlord's existing buildings at any of the its Kirkland P.Q. properties, or if such existing buildings are not suitable, the Landlord shall, subject to the negotiation of satisfactory terms, and provided the Landlord has sufficient undeveloped land to accommodate such New Premises at any of its Kirkland P.Q. properties, offer to the Tenant the option to build for the Tenant on a Design/Build lease basis such New Premises. The specific terms, specifications costs and conditions of such a Design/Build lease arrangement [the "Terms"] shall be negotiated between the Landlord and the Tenant within ninety (90) days of the Tenant giving the Landlord the 18 Months Notice, both parties acting reasonably and in good faith however, the lease of the New Premises shall be for a Minimum term of not less than ten (10) years.

      All plans, approvals and consents required for the construction of such Design/Build lease New Premises shall be completed and signed off by both parties not later than twelve (12) months prior to the Commencement Date of the lease for the New Premises.

B. Should the Landlord be able to accommodate the Tenant's New Premises within its then existing building or its undeveloped land within any of its Kirkland P.Q. properties and the Landlord and Tenant are unable to agree upon the Terms and the lease for such New Premises within the ninety
      (90) day period hereinbefore provided in Clause (A) above then, this Lease shall continue in full force and effect.

C. Should the Landlord be unable to accommodate the Tenant's requirements for New Premises within its existing buildings or on a Design/Build lease basis then, following receipt by the Tenant of written notice from the Landlord to the Tenant at the Premises, given within ninety (90) days of the receipt of the 18 Months Notice, of the Landlord's inability to accommodate the Tenant's requirement for New Premises, the Tenant shall have the Option to Terminate this Lease (the "Termination Option") subject to the following terms and conditions:

      (i) The termination shall be effective as of the last day of the month, eighteen (18) months following receipt by the Landlord of the 18 Month Notice (the "Termination Date");

      (ii) Tenant gives the Landlord a written notice of Tenant's election to exercise the Termination Option which notice is given not later than fourteen (14) months prior to the Termination Date; and

      (iii) Tenant is not in default under this Lease either on the date the Tenant exercises the Termination Option, or unless waived in writing by the Landlord, on the Termination Date; and

      (iv) Tenant pays to the Landlord concurrently with Tenant's exercise of the Termination Option, a cash lease termination fee (the "Fee") in an amount equal to the sum of:

      the unamortized amount as of the Termination Date of the sum of the following costs relating to the Original Premises demised under this Lease and to all expansion space subsequently leased by the Tenant under this
      Lease:

      (a) any costs and legal fees paid or incurred by the Landlord in connection with this Lease, plus;

      (b) all rent abatements and cash allowances provided by the Landlord to the Tenant under this Lease, plus;

      (c) the cost of all tenant improvement work (and all design and architectural fees associated therewith) paid or incurred by the Landlord under this Lease;

      which costs, together with interest thereon at the rate of 10% per annum, shall be amortized on a straight-line basis over the initial Term of this Lease (with respect to those costs relating to the Original Premises demised under this Lease) or over the lease term for the applicable expansion space (with respect to those costs relating to each expansion space), as the case may be,

D. Landlord's Notification. Within thirty (30) days after Landlord's receipt of a notice from Tenant requesting a determination of the actual amount of the Fee, Landlord shall notify the Tenant of such amount.

      (a) Terms. If Tenant timely and properly exercises the Termination Option, (i) all rent payable under this Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Fee), (ii) neither party shall have any rights, estates, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, expressly survive the expiration or termination of the Term of this Lease; (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to the Landlord on or before the Termination Date in the condition required under this Lease for surrender of the Premises; and (iv) Landlord and Tenant shall enter into a written agreement reflecting the termination of this Lease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after the Tenant exercised the Termination Option;

      (b) Termination. The Termination Option shall automatically terminate and become null and void upon the earlier to occur of (i) the termination of the Tenant's right to possession of the Premises;
            (ii) the assignment by the Tenant of this Lease, in whole or in part; (iii) the sublease by Tenant of all or any part of the Premises demised under this Lease; (iv) the recapture by the Landlord of any space under this Lease; or (v) the failure of Tenant to timely or properly exercise the Termination Option.

                                  SCHEDULE "F"
                                OPTION TO EXTEND

Provided that; the Tenant has duly and regularly paid all Minimum Rent, Additional Rent and any other sums required to be paid pursuant to the Lease and within the times and manner set out in the Lease; and the Tenant has duly and regularly observed and performed each and every one of the terms, covenants and conditions contained in the Lease on its part to be observed and performed and within the times and in the manner set out in the Lease; and the Tenant has given written notice to the Landlord at least six (6) months and no earlier than twelve (12) months prior to the expiration of the initial Term of its intention to exercise the within Option to Extend, and so long as the Tenant is HAEMACURE CORPORATION and HAEMACURE BIOTECH INC., and is itself in possession of and conducting its business in the whole of the Premises in accordance with the terms of the Lease; then the Landlord will grant the Tenant the right to extend the Term of the Lease for the Premises on an "as is" basis for a further period of FIVE (5) years (the "Extended Term") commencing upon the expiration of the initial Term on such terms and conditions as are contained in the Lease, save and except for:

      (a) the Tenant shall not be entitled to the benefit of or to receive any leasehold improvement allowance or any payments by the Landlord to the Tenant;

      (b) the Minimum Rent for the Extended Term will be based on the Landlord's prevailing rental rates for similar space in a similar area at the time of exercise by the Tenant of the within option to extend, but in no event shall such Minimum Rent be less that the Tenant's Minimum Rent for the initial Term;

      (c) there shall be no further right of extension; if the Tenant fails to give the appropriate notice within the time limit set out herein for extending the Term, then this Extension Option shall be null and void and of no further force or effect. If the Tenant gives such appropriate notice within the time limit set out herein for extending the Term, it shall forthwith execute all documentation submitted by the Landlord prior to the commencement of the Extended Term.

RIGHT OF FIRST REFUSAL ON ADJOINING SPACE

Provided Tenant bona fide physically occupies, uses, and continuously carries on business in the entire Premises throughout the Term, and provided Tenant is not in default under the Lease, and has not been in material default under the Lease, during the initial term of the Lease, and providing the Tenant is HAEMACURE CORPORATION and HAEMACURE BIOTECH INC., Tenant has a continuous right, during the initial term, of prior refusal to lease adjoining space which may become available for lease following the initial leasing (excluding any renewal the initial Tenant may have in its lease for such space) by the Landlord (specified area shown outlined in green on Schedule "A" attached hereto) which becomes available. Should the Landlord receive a Notice of serious intent to Lease space adjoining the Premises, the Landlord shall give the Tenant (only if the Tenant is in occupancy and is in possession of the whole of the Premises and has not sub-let or assigned any part thereof), setting forth the business terms of such Offer to Lease upon which it is proposed to lease the adjoining space and the Tenant shall have three (3) business days from receipt of such notice to exercise its right of first refusal to lease the adjoining space upon the business terms contained the Landlord's written notice. Should the Tenant exercise its right of first refusal, it shall lease the adjoining space and the Commencement Date for the Lease of the adjoining space shall be no later than ninety (90) days following the date of exercise of such right of first refusal. In the event the Tenant does not exercise its right of the first refusal strictly in accordance with the terms hereof, then this Right of First Refusal shall be null and void and of no further effect and the Landlord shall be free to lease the adjoining space as it shall in its unfettered discretion, see fit.

                                  SCHEDULE "G"
                              ENVIRONMENTAL STATUS

Notwithstanding Article 13.1 and Article 13.2 of this Lease Agreement Landlord warrants the following:

a) INSPEC-SOL Environment Inc., has monitored the Slough building site located at l6771 St-Marie Boulevard in the City of Kirkland (the "Building") and combustible gas has never been detected in the ambient air at the site during such monitoring period.

b) Monitoring (non-quantitative) of the ground under where the Building is now constructed revealed the presence of volatile organic components including methane at levels above LEL (lower explosive limit) of methane which is 5% methane in air.

c) A continuous membrane has been installed under the Slough Building which has been designed to prevent penetration of biogases into the Building from underneath the Building. This membrane has been equipped with a suction system to evacuate any remnant gases or volatile organic components which may collect below the membrane.

d) The VOC (volatile organic compounds) levels measured in the ambient air above ground at the Building site are the same as what would be found in the community local to the area of the site. There was no measurable effect of the adjacent landfill. (The VOC comparative report from Environment Canada for Dorval, Quebec is conclusive in that regard.)

e) The peak levels of benzene and methyl vinyl chloride detected while undesirable, are trace levels and any remnant VOC or biogases will be vented through the suction system.

f) Slough Estates Canada Limited has installed special equipment (including an alarm system connected to outside service) to detect gases and all reasonable measures have been taken to prevent gas infiltrations from under the Building into the Building.

g) Slough Estates Canada Limited is responsible for the special equipment installed and will maintain and service this equipment, in accordance with the manufacturers recommendations.

h) Should any problem arise from a malfunction of the special equipment or gas is detected between the Building and the membrane, the Landlord will give notice to the Tenant without delay.

i) The Tenant is aware of the existence of a membrane installed below the Building and must not penetrate the slab with any equipment, anchors or facility installations without prior written approval of the Landlord.

                            LEASE AMENDING AGREEMENT

                  THIS AGREEMENT made as of the 1st day of January, 1996.

BETWEEN:

                         SLOUGH ESTATES CANADA LIMITED,
                        40 King Street West, P.O. Box 303
                      Suite 4803, Toronto, Ontario, M5H 3Y2

                                     (hereinafter referred to as the "Landlord")

                                     - AND -

                              HAEMACURE CORPORATION
                                       AND
                             HAEMACURE BIOTECH INC.
                            16771 Ste-Marie Boulevard
                            Kirkland, Quebec, H9H 5H3

                                       (hereinafter referred to as the "Tenant")

WHEREAS:

A. By way of Indenture made the 6th day of December, 1994, (the "Lease"), the Landlord did demise unto the Tenant and the Tenant did lease from the Landlord all and singular 15,149 square feet of space situate in the building located at 16771 Ste Marie Boulevard, Kirkland, Quebec (the "Building") for a Term of TEN (10) years.

B. By way of a Lease Amending Agreement made this 20th day of March, 1995, (the "Amending Agreement") certain terms of the Lease were amended an inter alia, the Commencement Date of the Lease established as March 20th, 1995.

C. The Tenant has requested that the Landlord demise unto the Tenant certain additional premises within the Building for the remainder of the unexpired term of the Lease, in exercise of the Tenant's Right of First Refusal on adjoining space contained in Schedule "F" to the Lease, and the Landlord has agreed to such request.

D.    The parties have agreed to amend and modify the Lease hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter set forth the parties hereto covenant and agree as follows:

1.    Definitions.

      All capitalized terms used in this Agreement and not defined herein shall have the meaning set forth in the Lease and Amending Agreement save as further or otherwise modified or amended hereby.

2.    The parties acknowledge and agree that for the purpose of:

      a. paragraph 2.1 of the Lease, the "Area of the Premises" shall mean the 15,149 square feet, being the area set out in the Lease, (the "Initial Space"), together with an additional 4,962 square feet on the ground floor of the Building and shown outlined in red on Schedule "A" attached hereto and forming part of this Agreement, (the "Expansion

            Space"), both such areas being inclusive of the Tenant's Pro-Rata Portion of the area of all Common Areas and Facilities contained within the Building, (if any).

      b. paragraph 4.1 of the Lease, as amended by the Amending Agreement provided that, the Tenant commenced paying Minimum Rent with respect to the Initial Space on the date described in paragraph 4.1.1 of the Lease, as amended, being March 20th, 1995 and with respect to the Expansion Space;

            i. the Tenant shall commence making regular monthly payments of Minimum Rent from January 1st, 1996. During the period from January 1st, 1996 up to December 31st, 1999, the Tenant shall pay annual Minimum Rent for the Expansion Space of TWENTY-SEVEN THOUSAND TWO HUNDRED and NINETY-ONE and - 00/100 Dollars ($27,291.00) in equal monthly installments of TWO THOUSAND TWO HUNDRED and SEVENTY-FOUR and - 25/100 Dollars ($2,274.25), (being $5.50 per square foot of the Expansion Space);

            ii. during the period from January 1st, 2000 up to the end of the Term of the Lease, (being March 19th, 2005), the Tenant shall pay annual Minimum Rent of THIRTY-TWO THOUSAND TWO HUNDRED and FIFTY-THREE and - 00/100 Dollars ($32,253.00) in equal installments of TWO THOUSAND SIX HUNDRED and EIGHTY-SEVEN and
                  - 75/100 Dollars ($2,687.75), (being $6.50 per square foot of the Expansion Space);

3. The Landlord acknowledges receipt of a further deposit in the amount of FOUR THOUSAND AND SIXTY-TWO and - 00/100 Dollars ($4,062.00) to be held by the Landlord, without interest and applied as to TWO THOUSAND TWO HUNDRED and SEVENTY-FOUR and - 25/100 Dollars ($2.274.25) towards the first months' rental and as to TWO THOUSAND SIX HUNDRED and EIGHTY-SEVEN AND - 75/100 Dollars ($2,687.75) towards the last months' rental of the Term of the Lease in respect of the Expansion Space.

4.    Improvement Allowance.

      a. The Landlord agrees to construct improvements in the Expansion Space to a maximum of THIRTY-EIGHT THOUSAND and - 00/100 Dollars ($38,000.00), (the "Leasehold Improvements"). Any amount over and above a maximum cost of THIRTY-EIGHT THOUSAND and - 00/100 Dollars ($38,000.00), shall be the responsibility of the Tenant. Such Leasehold Improvements in the Expansion Space shall be provided by the Landlord and shall include finished office with all materials, finishes, quantities, capacities, specifications and working drawings provided for and to the Premises to the Landlord's base building standard, including designer fees, (the "Building Standard"). All improvements, alterations, installations, finishes, materials, specifications or capacities in excess of Building Standard which are required and/or specified by the Tenant to facilitate Tenant's specific use of the Premises, unless agreed previously by the Landlord, shall be at the Tenant's sole cost and expense. In the event additional construction costs (the "Additional Costs") are incurred by the Landlord in order to comply with municipal, provincial or federal regulations and/or building codes imposed by any authority having jurisdiction thereover as a result of the Tenant's specific or intended use and occupancy of the Premises, then all such Additional Costs shall be the sole responsibility of the Tenant.

      b. Should the Leasehold Improvements be delayed due to any delays caused by the Tenant then this Agreement shall commence and be in effect on January 1st, 1996.

      c. For the purposes of this Agreement, "Unavoidable Delay" shall mean any delay caused by fire, strike, or other casualty or contingency beyond the reasonable control of the Landlord which is by reason thereof, delayed in the performance of its obligations hereunder. (Does not include the lack of funds or other financial causes of delay). The Landlord shall use all reasonable efforts to undertake its work in a timely manner. In the event the Landlord is "Unavoidably Delayed", then the commencement date of this Agreement with regard to the Expansion Space only shall be extended by the duration of the time that the Landlord is "Unavoidably Delayed" in the performance of its construction of the Leasehold Improvements.

      5. Lease Remains in Effect. The parties acknowledge and agree that the Lease shall remain in full force and effect, unmodified save as set out above and all terms of the Lease shall apply, mutatis mutandis, to the Expansion Space. The Tenant's Option to Extend set out in Schedule "F" to the Lease shall and is hereby made applicable to the Expansion Space as well as the Initial Space.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Agreement as of the date first set out above.

                                             The   Corporate   Seal  of   SLOUGH
                                             ESTATES CANADA LIMITED was hereunto
                                             affixed in presence of:


                                             By:  /s/
                                                --------------------------------
                                                  Authorized Signing Officer

                                             And: /s/                        c/s
                                                --------------------------------
                                                  Authorized Signing Officer

                                             I/WE have the authority to bind the
                                               Corporation

                                             The  Corporate  Seal  of  HAEMACURE
                                             CORPORATION was hereunto affixed in
                                             the presence of


                                             By:  /s/
                                                --------------------------------
                                                  Authorized Signing Officer

                                             And:                            c/s
                                                --------------------------------
                                                  Authorized Signing Officer

                                             I/WE have the authority to bind the
                                               Corporation

                                             The  Corporate  Seal  of  HAEMACURE
                                             BIOTECH INC. was hereto  affixed in
                                             the presence of


                                             By:  /s/
                                                --------------------------------
                                                  Authorized Signing Officer

                                             And:                            c/s
                                                --------------------------------
                                                  Authorized Signing Officer

                                             I/WE have the authority to bind the
                                               Corporation

                                  SCHEDULE "A"



                                    SITE PLAN


                                [GRAPHIC OMITTED]

                            LEASE AMENDING AGREEMENT

THIS AGREEMENT made as of the 20th day of March, 1995.

BETWEEN:

                    SLOUGH ESTATES CANADA LIMITED,
                    40 King Street West, P.O. Box 303
                    Suite 4803, Toronto, Ontario,
                    M5H 3Y2

                    (hereinafter referred to as the "Landlord")

AND:

                    HAEMACURE CORPORATION
                             AND
                    HAEMACURE BIOTECH INC.

                    (hereinafter referred to as the "Tenant")

                                             WHEREAS:

A. By way of Indenture made as of the 1st day of November, 1994, (the "Lease"), the Landlord did demise unto the Tenant and the Tenant did lease from the Landlord all and singular 15,149 square feet of space situate on the ground floor of the Building (as such term is defined in the Lease);

B. The parties have agreed to amend and modify the Lease as hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements hereinafter set forth the parties hereto covenant and agree to amend and notify the Lease as follows:

1.    Definitions.

      All capitalized terms used in this Agreement and not defined herein shall have the meaning set forth in the Lease, save as modified or amended hereby.

2.    Article 3 - Term of Lease.

      Section 3.1 "Commencement Date" is hereby established as March 20th, 1995 and the Lease shall terminate on March 19th, 2005.

3.    Article 4 - Minimum Rent.

      (a) Section 4.1.1 is hereby deleted and the following substituted therefor:

            "4.1.1 for the period from the Twentieth (20th) day of March, 1995, until the Nineteenth (19th) day of January, 2005, an annual Minimum Rent calculated on a net rate for the rentable area of the Premises of Nine and - 50/100 Dollars ($9.50) per square foot per year, payable in advance in monthly installments of ELEVEN THOUSAND NINE HUNDRED AND NINETY-TWO and - 96/100 Dollars ($11,992.96) each, on the first day of each and every month."

      (b) Section 4.1.2 is hereby deleted and the following substituted therefor:

            "4.1.2 for the period from the Twentieth (20th) day of January, 2000 until the Nineteenth (19th) day of March, 2000 the annual Minimum Rent calculated on a net rate for the rentable area of the Premises of Two and - 00/100 Dollars (($2.00) per square foot, per year, payable in advance in monthly installments of TWO THOUSAND FIVE HUNDRED and TWENTY-FOUR and - 83/100 Dollars (2,524.83) each on the first day of each and every month."

      (c) Section 4.1.3 is hereby deleted and the following substituted therefor:

            "4.1.3 for the period from the Twentieth (20th) day of march 2000 until the Nineteenth (19th) day of March, 2005, an annual Minimum Rent calculated on a net rate for the rentable area of the Premises of Nine and - 50/100 Dollars ($9.50) per square foot, per year, payable in advance in monthly installments of ELEVEN THOUSAND NINE HUNDRED and NINETY-TWO and 96/100 Dollars ($11,992.96) each on the first day of each and every month."

      4.    Schedule "B" - Landlord's Work.

            The second paragraph of Schedule "B", Landlord's Work, attached hereto, the Lease provides for, up to THIRTY THOUSAND and - 00/100 Dollars ($30,000.00) of costs in excess of a maximum allowance to be paid for as to one-half (i.e. $15,000.00) by the Tenant, and provides for the remaining half (i.e. $15,000.00) to be amortized over the Term of the Lease with interest thereon at 10% per annum and repayable by equal monthly payments at the same time and in the same manner as Minimum Rent.

            The parties hereto acknowledge that such maximum allowance was exceeded to the full amount of THIRTY THOUSAND and - 00/100 Dollars ($30,000.00) and that the sum of FIFTEEN THOUSAND and - 00/100 Dollars ($15,000.00) has been paid by the Tenant to the Landlord, the receipt of which the Landlord hereby acknowledges. The remaining FIFTEEN THOUSAND AND -- 00/100 Dollars ($15,000.00) has been amortized over the Term of the Lease with interest at TEN (10%) percent, per annum and the Tenant hereby covenants to repay such amount be equal blended monthly payments of principal and interest, at the same time and in the same manner as Minimum Rent, in the amount of ONE HUNDRED and NINETY-EIGHT and - 23/100 Dollars ($198.23) each in accordance with the amortization schedule attached hereto as Schedule "A". Should the Tenant default in payment of more than one (1) of any of the payments required under the Lease to be paid by the Tenant then, at the Landlord's option the full amount of the principal sum outstanding at the time of such default, in accordance with the amortization schedule attached as Schedule "A" hereto together with any interest outstanding thereon at the prescribed rate may, at the option of the Landlord become payable in full and recoverable as rent in arrears pursuant to the terms of the Lease.

      5.    Lease Remains in Effect.

            The parties acknowledge and agree that the Lease shall remain in full force and effect, unmodified save as set out above.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Agreement as of the date first set out above.

                                             The   Corporate   Seal  of   SLOUGH
                                             ESTATES CANADA LIMITED was hereunto
                                             affixed in the presence of


                                             By:  /s/
                                                --------------------------------
                                                  Authorized Signing Officer

                                             And: /s/                        c/s
                                                --------------------------------
                                                  Authorized Signing Officer

                                             I/WE have the authority to bind the
                                               Corporation

                                             The  Corporate  Seal  of  HAEMACURE
                                             CORPORATION  and HAEMACURE  BIOTECH
                                             INC., was hereunto affixed


                                             By:  /s/
                                                --------------------------------
                                                  Authorized Signing Officer

                                             And:                            c/s
                                                --------------------------------
                                                  Authorized Signing Officer

                                             I/WE have the authority to bind the
                                               Corporation

AMORTIZATION SCHEDULE

PRINCIPAL:        15,000.00
INT RATE         0.10
TERM (MTHS:    120.00
PAYMENT        198.23

     PAY #           INTEREST            PAYMENT                BALANCE
     -----           --------            -------                -------

                                                               15,000.00
        1             125.00              198.23               14,926.77
        2             124.39              198.23               14,852.93
        3             123.77              198.23               14,778.47
        4             123.15              198.23               14,703.39
        5             122.53              198.23               14,627.69
        6             121.90              198.23               14,551.36
        7             121.26              198.23               14,474.39
        8             120.62              198.23               14,396.78
        9             119.97              198.23               14,318.52
       10             119.32              198.23               14,239.61
       11             118.66              198.23               14,160.04
       12             118.00              198.23               14,079.81
       13             117.33              198.23               13,998.91
       14             116.66              198.23               13,917.34
       15             115.98              198.23               13,835.09
       16             115.29              198.23               13,752.15
       17             114.60              198.23               13,668.52
       18             113.90              198.23               13,584.19
       19             113.20              198.23               13,499.16
       20             112.49              198.23               13,413.42
       21             111.78              198.23               13,326.97
       22             111.06              198.23               13,239.80
       23             110.33              198.23               13,151.90
       24             109.60              198.23               13,063.27
       25             108.86              198.23               12,973.90
       26             108.12              198.23               12,883.79
       27             107.36              198.23               12,792.92
       28             106.61              198.23               12,701.30
       29             105.84              198.23               12,608.91
       30             105.07              198.23               12,515.75
       31             104.30              198.23               12,421.82
       32             103.52              198.23               12,327.11
       33             102.73              198.23               12,231.61
       34             101.93              198.23               12,135.31
       35             101.13              198.23               12,038.21
       36             100.32              198.23               11,940.30
       37              99.50              198.23               11,841.57
       38              98.68              198.23               11,742.02
       39              97.85              198.23               11,641.64
       40              97.01              198.23               11,540.42
       41              96.17              198.23               11,438.36
       42              95.32              198.23               11,335.45
       43              94.46              198.23               11,231.68
       44              93.60              198.23               11,127.05
       45              92.73              198.23               11,021.55
       46              91.85              198.23               10,915.17
       47              90.96              198.23               10,807.90
       48              90.07              198.23               10,699.74
       49              89.16              198.23               10,590.67
       50              88.26              198.23               10,480.70
       51              87.34              198.23               10,369.81
       52              86.42              198.23               10,258.00
       53              85.48              198.23               10,145.25
       54              84.54              198.23               10,031.56
       55              83.60              198.23                9,916.93
       56              82.64              198.23                9,801.34
       57              81.68              198.23                9,684.79
       58              80.71              198.23                9,567.27
       59              79.73              198.23                9,448.77
       60              78.74              198.23                9,329.28
       61              77.74              198.23                9,208.79
       62              76.74              198.23                9,087.30
       63              75.73              198.23                8,964.80
       64              74.71              198.23                8,841.28
       65              73.68              198.23                8,716.73
       66              72.64              198.23                8,591.14
       67              71.59              198.23                8,464.50
       68              70.54              198.23                8,336.81
       69              69.47              198.23                8,208.05
       70              68.40              198.23                8,078.22
       71              67.32              198.23                7,947.31
       72              66.23              198.23                7,815.31
       73              65.13              198.23                7,682.21
       74              64.02              198.23                7,548.00
       75              62.90              198.23                7,412.67
       76              61.77              198.23                7,276.21
       77              60.64              198.23                7,138.62
       78              59.49              198.23                6,999.88
       79              58.33              198.23                6,859.98
       80              57.17              198.23                6,718.92
       81              55.89              198.23                6,576.68
       82              54.81              198.23                6,433.26
       83              53.61              198.23                6,288.64
       84              52.41              198.23                6,142.82
       85              51.19              198.23                5,995.78
       86              49.96              198.23                5,847.51
       87              48.73              198.23                5,698.01
       88              47.48              198.23                5,547.26
       89              46.23              198.23                5,395.26
       90              44.96              198.23                5,241.99
       91              43.68              198.23                5,087.44
       92              42.40              198.23                4,931.61
       93              41.10              198.23                4,774.48
       94              39.79              198.23                4,616.04
       95              38.47              198.23                4,456.28
       96              37.14              198.23                4,295.19
       97              35.79              198.23                4,132.75
       98              34.44              198.23                3,968.96
       99              35.07              198.23                3,803.80
      100              31.70              198.23                3,637.27
      101              30.31              198.23                3,469.35
      102              28.91              198.23                3,300.03
      103              27.50              198.23                3,129.30
      104              26.08              198.23                2,957.15
      105              24.64              198.23                2,783.56
      106              23.20              198.23                2,608.53
      107              21.74              198.23                2,432.04
      108              20.27              198.23                2,254.08
      109              18.78              198.23                2,074.63
      110              17.29              198.23                1,893.69
      111              15.78              198.23                1,711.24
      112              14.26              198.23                1,527.27
      113              12.73              198.23                1,341.77
      114              11.18              198.23                1,154.72
      115               9.62              198.23                  966.11
      116               8.05              198.23                  775.93
      117               6.47              198.23                  584.17
      118               4.87              198.23                  390.81
      119               3.26              198.23                  195.94
      120               1.63              198.23                   (0.76)